INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

MOOG Inc.

(Name of Registrant as Specified In Its Charter)

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EAST AURORA, NEW YORK 14052

PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JANUARY 7, 2015

AT THE AUDITORIUM OF THE ALBRIGHT-KNOX ART GALLERY

1285 ELMWOOD AVENUE, BUFFALO, NEW YORK

MOOG INC. 2014 LONG TERM INCENTIVE PLAN	Exhibit A

i

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Moog Inc. will be held in the Auditorium of the Albright-Knox Art Gallery, 1285 Elmwood Avenue, Buffalo, New York, on Wednesday, January 7, 2015, at 9:15 a.m., for the following purposes:

1.

To elect SIX directors of the Company, one of whom will be a Class A director elected by the holders of Class A shares to serve a three-year term expiring in 2018; one of whom will be a Class A director elected by the holders of Class A shares to serve a one-year term expiring in 2016; three of whom will be a Class B director elected by the holders of Class B shares to serve a three-year term expiring in 2018 and one of whom will be a Class B director elected by the holders of Class B shares to serve a one-year term expiring in 2016, or until the election and qualification of their successors.

2.	To consider and approve the adoption of the Moog Inc. 2014 Long Term Incentive Plan.

3.	To consider a non-binding advisory vote on executive compensation.

4.	To consider and ratify the selection of Ernst & Young LLP, independent registered certified public accountants, as auditors of the Company for the 2015 fiscal year.

5.	To consider and transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on November 11, 2014 as the record date for determining which shareholders shall be entitled to notice of and to vote at such meeting.

SHAREHOLDERS WHO WILL BE UNABLE TO BE PRESENT PERSONALLY MAY ATTEND THE MEETING BY PROXY. SHAREHOLDERS WHO WILL VOTE BY PROXY ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY OR USE THE INTERNET OR TELEPHONE VOTING OPTIONS AS DESCRIBED ON THE PROXY CARD. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

By Order of the Board of Directors

ROBERT J. OLIVIERI, Secretary

Dated: East Aurora, New York

            December 12, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 7, 2015:

This proxy statement and the 2014 Annual Report to Shareholders are available for review online at http://www.moog.com/investors.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD IN THE AUDITORIUM OF THE ALBRIGHT-KNOX ART GALLERY

1285 ELMWOOD AVENUE, BUFFALO, NEW YORK

ON JANUARY 7, 2015

GENERAL INFORMATION

This Proxy Statement is furnished to shareholders of record on November 11, 2014 by the Board of Directors of Moog Inc. (the “Company”), in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders on Wednesday, January 7, 2015, at 9:15 a.m., and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and accompanying proxy will be mailed to shareholders on or about December 12, 2014.

If the enclosed form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions thereon. Unless otherwise specified, the proxy will be deemed to confer authority to vote the shares represented by the proxy in accordance with the recommendations of the Board of Directors.

Any proxy given pursuant to this solicitation may be revoked by the person giving it insofar as it has not been exercised. Any revocation may be made in person at the meeting, or by submitting a proxy bearing a date subsequent to that on the proxy to be revoked, or by written notification to the Secretary of the Company.

RECORD DATE AND OUTSTANDING SHARES

The Board of Directors has fixed the close of business on November 11, 2014 as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting. On November 11, 2014, the Company had outstanding and entitled to vote, a total of 37,062,992 shares of Class A common stock (“Class A shares”) and 4,333,143 shares of Class B common stock (“Class B shares”).

VOTING RIGHTS AND INSTRUCTIONS

Holders of a majority of each of the Class A and Class B shares issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at the meeting.

Holders of Class A shares are entitled to elect at least 25% of the Board of Directors, rounded up to the nearest whole number, so long as the number of outstanding Class A shares is at least 10% of the number of outstanding shares of both classes of common stock. Currently, the holders of Class A shares are entitled, as a class, to elect three directors of the Company, and the holders of the Class B shares are entitled, as a class, to elect the remaining six directors. Other than on matters relating to the election of directors or as required by law, where the holders of Class A shares and Class B shares vote as separate classes, the record holder of each outstanding Class A share is entitled to a one-tenth vote per share, and the record holder of each outstanding Class B share is entitled to one vote per share on all matters to be brought before the meeting.

The Class A directors and the Class B directors will be elected by a plurality of the votes cast by the respective class. The Moog Inc. 2014 Long Term Incentive Plan, the non-binding advisory vote on executive compensation, the ratification of the auditors and other matters submitted to the meeting that would not require a separate class vote by law may be adopted by a majority of the Class A and Class B shares voting together as a single class cast in favor or against the proposal, a quorum of holders of 20,698,069 votes of Class A shares and Class B shares being present.

Shares held in a brokerage account or by another nominee are considered held in “street name” by the shareholder. A broker or nominee holding shares for a shareholder in “street name” may not vote on matters relating to the election of directors or the approval of an equity-compensation plan, unless the broker or nominee receives specific voting instructions from the shareholder. As a result, absent specific instructions, brokers or nominees may not vote a shareholder’s shares on Proposal 1, the election of directors, and on Proposal 2, the adoption of the Moog Inc. 2014 Long Term Incentive Plan. Such shares will be considered “broker non-votes” for such proposal. Broker non-votes in connection with the election of one or more nominees for director will not be counted and will have no effect.

Therefore, it is particularly important for shareholders holding shares in “street name” to instruct their brokers as to how they wish to vote their shares. In accordance with New York law, abstentions and broker non-votes are not counted in determining the votes cast in favor or against Proposal 2, the adoption of the Moog Inc. 2014 Long Term Incentive Plan; Proposal 3, the non-binding advisory vote on executive compensation or Proposal 4, the ratification of the selection of Ernst & Young LLP as independent auditors of the Company for the 2015 fiscal year.

CERTAIN BENEFICIAL OWNERS

SECURITY OWNERSHIP - OVER 5% OF CLASS

The only persons known by the Company to own beneficially more than five percent of the Class A shares or Class B shares as of November 11, 2014 are set forth below.

Name and Address of Beneficial Owner	Class A Common Stock		Class B Common Stock (1)
	Amount and Nature of Beneficial Ownership	Percent of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Capital Research Global Investors (2)	5,583,157	15.1	—	—
333 South Hope St. 55th
Los Angeles, California 90071
Columbia Wanger Asset Management, LLC (2)	4,208,740	11.4	—	—
227 W. Monroe Street
Chicago, IL 60606
Blackrock, Inc (2)	3,748,332	10.1	—	—
40 East 52nd Street
New York, NY 10022
Wellington Management (2)	3,481,340	9.4	—	—
280 Congress Street
Boston, MA 02210
The Vanguard Group, Inc (2)	2,650,389	7.2	—	—
100 Vanguard Blvd.
Malvern, PA 19355
SMALLCAP World Fund, Inc. (2)	2,302,800	6.2	—	—
333 South Hope Street
Los Angeles, CA 90071
Moog Inc. Retirement Savings Plan (“RSP”) (3)	515,105	1.4	1,638,963	37.8
c/o Moog Inc.
Jamison Rd.
East Aurora, NY 14052
Moog Inc. Employee Retirement Plan (4)	149,022	0.4	1,001,034	23.1
c/o Moog Inc.
Jamison Rd.
East Aurora, NY 14052
Moog Stock Employee Compensation Trust (“SECT”) (5)	—	—	756,676	17.5
c/o Moog Inc.
Jamison Rd.
East Aurora, NY 14052
Moog Family Agreement as to Voting (6)	240,614	0.6	227,277	5.2
c/o Moog Inc.
Jamison Rd.
East Aurora, NY 14052

(1)	Class B shares are convertible into Class A shares on a share-for-share basis.

(2)

As permitted by Securities and Exchange Commission regulations, holdings are based on the most recent Schedule 13D or 13G filings and are updated for any subsequent ownership changes known by the Company.

(3)

These shares are allocated to individual participants under the Plan and are voted by JPMorgan Chase, New York, New York, the Trustee as of the record date, as directed by the participants to whom such shares are allocated. Any allocated shares as to which voting instructions are not received will be voted in accordance with instructions on the proxy card. As of November 11, 2014, 9,547 of the allocated Class A shares and 48,511 of the allocated Class B shares were allocated to accounts of officers and are included in the shares reported in the table on the next page for “All directors and officers as a group.”

(4)	Shares held are voted by the Trustee, Manufacturers and Traders Trust Company, Buffalo, New York, as directed by the Moog Inc. Retirement Plan Committee.

(5)

The Moog SECT acquires Class A shares and Class B shares that become available for subsequent use in the RSP or other Moog Inc. employee benefit plans. The Trust will terminate on the earlier of (a) the date the Trust no longer holds any assets or (b) a date specified in a written notice given by the Board of Directors to the Trustee. During the 2014 fiscal year, the Moog SECT purchased 114,102 Class B shares from, and sold 18,444 Class B shares to, the RSP.

The Trustee of the Moog SECT is G. Wayne Hawk. The Trustee’s powers and rights include, among others, the right to retain or sell SECT assets; borrow from the Company upon direction from an administrative committee and enter into related loan agreements; vote or give consent with respect to securities held by the Moog SECT in the Trustee’s sole discretion; employ accountants and advisors as may be reasonably necessary; utilize a custodian to hold, but not manage or invest, assets held by the Moog SECT; and consult with legal counsel.

(6)

See “Moog Family Agreement as to Voting” on page 7 for an explanation as to how the shares shown in the table as beneficially owned are voted. Included in the total are 79,001 Class A shares and 89,665 Class B shares held by Richard A. Aubrecht, which are also included in the next table, which shows beneficial ownership of Directors and Officers.

SECURITY OWNERSHIP – DIRECTORS AND OFFICERS

The beneficial ownership of each incumbent and first-time nominee director, each named executive officer (“NEO”), and for “all directors and officers as a group” is provided in the following table. Unless otherwise indicated, the persons named have sole voting and investment power with respect to the securities beneficially owned. Beneficial ownership includes securities which could be acquired pursuant to currently exercisable options or stock appreciation rights (“SARs”), or options or SARs that become exercisable within 60 days of November 11, 2014.

	Class A Common Stock				Class B Common Stock (1)
	Amount and Nature of Beneficial Ownership			Percent Of Class	Amount and Nature of Beneficial Ownership			Percent Of Class
Name of Beneficial Owner	Shares	Shares Subject to Options/SARs Exercisable within 60 days(2)	Total Shares		Shares	Shares Subject to Options/SARs Exercisable within 60 days(2)	Total Shares
Directors
Richard A. Aubrecht (3)	79,001	91,651	170,652	*	89,665	—	89,665	2.1
Donald R. Fishback (nominee)	38,388	43,547	81,935	*	105	—	105	*
William G. Gisel, Jr.	—	1,106	1,106	*	—	—	—	*
Peter J. Gundermann	—	3,239	3,239	*	—	—	—	*
Kraig H. Kayser (4)	18,453	10,181	28,634	*	—	—	—	*
R. Bradley Lawrence (nominee)	—	—	—	*	—	—	—	*
Brian J. Lipke	2,883	7,106	9,989	*	—	—	—	*
Robert H. Maskrey (5)	23,695	8,644	32,339	*	16,534	—	16,534	*
John R. Scannell	21,375	82,823	104,198	*	1,095	—	1,095	*
Named Executives (6)
Warren C. Johnson	53,529	52,653	106,182	*	—	—	—	*
Lawrence J. Ball	38,852	43,103	81,955	*	6,775	—	6,775	*
Jay K. Hennig (7)	12,824	107,320	120,144	*	5,072	—	5,072	*
Martin J. Berardi (retired)	10,591	1,108	11,699	*	—	—	—	*
Joe C. Green (retired)	—	1,108	1,108	*	—	—	—	*
All directors and officers as a group (21 persons) (8)	344,709	630,553	975,262	2.6	122,825	—	122,825	2.8

*	Does not exceed one percent of class.

(1)	Class B shares are convertible into Class A shares on a share-for-share basis.

(2)

Shares related to SARs are calculated for net settlement based upon the market closing price on November 11, 2014 and, where applicable, mandatory tax withholdings for employees at an assumed rate of 35%.

(3)	Nancy Aubrecht, Dr. Aubrecht’s spouse, is the beneficial owner of 27,093 Class A shares and 3,708 Class B shares which are not included in the numbers reported.

(4)

Balances do not include 152,000 Class A shares and 80,000 Class B shares held in a Seneca Foods Corporation pension plan for which Mr. Kayser is one of three trustees as well as one of a number of beneficiaries.

(5)	Maureen Maskrey, Mr. Maskrey’s spouse, is the beneficial owner of 37,000 Class B shares which are not included in the numbers reported.

(6)	Messrs. Fishback and Scannell are also Named Executives. Beneficial ownership information for each appears under the heading “Directors” above.

(7)	Kati Hennig, Mr. Hennig’s spouse, is the beneficial owner of 2,979 Class A shares which are not included in the numbers reported.

(8)

“All directors and officers as a group” consists of the incumbent and first-time nominee directors, the NEOs and all other executive officers as of November 11, 2014. Balances do not include shares held by spouses, or as custodian or trustee for minors, as to which beneficial interest has been disclaimed, or shares held under the “Moog Family Agreement as to Voting” described in the next section. Officers and directors of the Company have entered into an agreement among themselves and with the RSP, the Moog Inc. Employees’ Retirement Plan and the Company, which provides that prior to selling Class B shares obtained through exercise of a non-statutory option, the non-selling officers and directors, the RSP, the Employees’ Retirement Plan and the Company have an option to purchase the shares being sold.

MOOG FAMILY AGREEMENT AS TO VOTING

The Moog Family Agreement as to Voting is among certain relatives of the late Jane B. Moog including her son-in-law, Richard A. Aubrecht. The Agreement relates to 161,613 Class A shares and 137,612 Class B shares, owned of record or beneficially by members of the Moog family who are party to the Agreement, as well as 79,001 Class A shares and 89,665 Class B shares held by Richard A. Aubrecht, a director and Vice President of the Company. Those relatives who were a party to the Agreement granted an irrevocable proxy covering all or some of that party’s shares to a committee which is required to take all action necessary to cause all shares subject to the Agreement to be voted as may be determined by the vote of two-thirds of the committee members. The Agreement contains restrictions on the ability of any party to remove shares of stock from the provisions of the Agreement, to transfer shares or to convert Class B shares to Class A shares. The Agreement continues in force until December 31, 2015 and is automatically renewed thereafter from year to year unless any party to the Agreement gives notice of election to terminate the Agreement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Except as noted below, during the 2014 fiscal year, the executive officers and directors of the Company timely filed with the Securities and Exchange Commission the required reports under Section 16(a) of the Securities Exchange Act of 1934 regarding their beneficial ownership of Company securities. The purchase of Class A shares in May 2014 by Sasidhar Eranki, a Vice President of the Company, was reported on a late Form 4 filed on September 2, 2014.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors is comprised of two classes of directors, Class A directors and Class B directors, elected by holders of Class A shares and holders of Class B shares, respectively. Within each class of directors there exist three subclasses, such that each of the subclasses is nearly equal in number.

Six directors are to be elected at the meeting, of which two are to be Class A directors elected by the holders of the outstanding Class A shares, and of which four are to be Class B directors elected by the holders of the outstanding Class B shares. Four of the nominees will be elected to hold office until 2018 and two will be elected to hold office until 2016, or until the election and qualification of their successors.

For each properly executed proxy, the persons named in the enclosed proxy will vote Class A shares for the election of the Class A nominee named in the following table, and Class B shares for the election of the Class B nominees named in the following table, unless the proxy directs otherwise or is revoked. In the event any of the nominees should be unable to serve as a director, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. It is not expected that any of the nominees will be unable to serve. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The Company’s current Board members share certain characteristics, experience and skills critical to effective board membership. These include: sound business judgment essential to intelligent and effective decision-making; experience at the policy-making level; relevant educational background; integrity and honesty; and the ability to work collaboratively. Furthermore, Board members have specific employment and leadership experiences, knowledge and skills that qualify them to serve on the Board, as described in their biographies.

Certain information regarding nominees for Class A and Class B directors, as well as those directors whose terms of office continue beyond the date of the 2015 Annual Meeting of Shareholders, is set forth in the following tables. All of the nominees except Messrs. Fishback and Lawrence have previously served as directors and have been elected as directors at prior annual meetings.

NOMINEES FOR ELECTION AS DIRECTORS AT THE ANNUAL MEETING

Name	Age	First Elected Director	Expiration of Proposed Term	Position
Nominees for Class B Director
Richard A. Aubrecht	70	1980	2018	Vice President, Strategy & Technology and Director
Donald R. Fishback	58	—	2018	Vice President, Chief Financial Officer
William G. Gisel, Jr.	62	2012	2018	Director
Peter J. Gundermann	52	2009	2016	Director
Nominees for Class A Director
R. Bradley Lawrence	67	—	2016	—
Brian J. Lipke	63	2003	2018	Director

The Board of Directors recommends a vote FOR the election of each of the Nominees listed above for Director.

Dr. Aubrecht began his career with the Company in 1969, working in various engineering capacities, going on to serve as Administrative Vice President and Secretary, Chairman of the Board, and in 1996 as Vice Chairman of the Board and Vice President of Strategy and Technology. Dr. Aubrecht studied at the Sibley School of Mechanical Engineering at Cornell University where he received his B.S., M.S. and Ph.D. degrees. The Company believes Dr. Aubrecht’s extensive technical, management and operating experience gained through his many years of service to the Company make him highly qualified to serve as a director.

Mr. Fishback joined the Company in 1981 after working as a Certified Public Accountant for Deloitte LLP. He became Corporate Controller in 1985 and in 2007 was named Vice President of Finance, a position he held until December 2010, at which time he was elected Chief Financial Officer. Mr. Fishback holds a B.A. in business from Westminster College in Pennsylvania and an M.B.A. from University at Buffalo, The State University of New York. The Company believes Mr. Fishback’s in-depth financial and managerial expertise and thorough understanding of the Company’s operations make him highly qualified to serve as a director.

Mr. Gisel is President and CEO of Rich Products Corporation, headquartered in Buffalo, New York. Mr. Gisel started his career at Bankers Trust Company in 1974, and after completing law school in 1978, he joined Phillips Lytle LLP as an Associate in the firm’s litigation department. Mr. Gisel joined Rich Products in 1982, serving as the company’s first General Counsel. In 1988, Mr. Gisel was named Vice President of the International Division. In 1996, he assumed the position of President of Rich’s Food Group and Chief Operating Officer and, in 2006, he was appointed CEO. He earned a B.A. from Williams College, a Juris Doctorate from the Emory University School of Law and has an M.B.A. from the University of Rochester William E. Simon Graduate School of Business Administration. The Company believes Mr. Gisel’s experience as President and CEO of a large, multi-national company makes him highly qualified to serve as a director.

Mr. Gundermann is President and CEO of Astronics Corporation, a publicly traded aerospace and defense company headquartered in East Aurora, New York. Mr. Gundermann joined Astronics in 1988, has been a director since 2000 and has held his current position as President and CEO since 2003. He received a B.A. in Applied Mathematics and Economics from Brown University and an M.B.A. from Duke University. The Company believes Mr. Gundermann’s in-depth understanding of the aerospace and defense industry and his significant high level management experience as President and CEO of Astronics Corporation make him highly qualified to serve as a director.

Mr. Lawrence retired as President and CEO from Esterline Technologies Corporation in October 2013 and served as Executive Chairman of the Board through March 2014. Mr. Lawrence joined Esterline in 2002, served as Chairman of the Board since March 2012, Chief Executive Officer since November 2009 and President since July 2009. He received a B.S. in Business Administration from Pennsylvania State University and an M.B.A. from University of Pittsburgh. The Company believes Mr. Lawrence’s experience in the aerospace and defense industry as President, CEO and Chairman of the Board of a large public company makes him highly qualified to serve as a director.

Mr. Lipke is the Chairman of the Board and CEO of Gibraltar Industries, Inc., headquartered in Buffalo, New York. Mr. Lipke started his career with Gibraltar in 1972, became President in 1987 and Chairman of the Board in 1993. Mr. Lipke attended the SUNY College of Technology at Alfred and the University of Akron. The Company believes Mr. Lipke’s extensive managerial experience at both the officer and director level, reflected by his current tenure as Chairman of the Board and CEO of Gibraltar Industries, Inc., makes him highly qualified to serve as a director.

Please see the next page for the Directors whose terms continue beyond the Annual Meeting.

DIRECTORS WITH TERMS CONTINUING BEYOND ANNUAL MEETING

Name	Age	First Elected Director	Expiration of Term	Position
Class B Directors
John R. Scannell	51	2012	2017	Chief Executive Officer, Chairman of the Board and Director
Robert H. Maskrey	73	1998	2016	Director
Class A Directors
Kraig H. Kayser	54	1998	2017	Director

Mr. Scannell joined the Company in 1990 as an Engineering Manager of Moog Ireland and later moved to Germany to become Operations Manager of Moog GmbH. In 1999, he became the General Manager of Moog Ireland, and in 2003 moved to the Aircraft Group as the Boeing 787 Program Manager and was subsequently named Director of Contracts and Pricing and elected a Vice President of the Company in 2005. He was elected Chief Financial Officer in 2007, a position he held until December 2010, at which time he was elected President and Chief Operating Officer. In December 2011, Mr. Scannell was elected Chief Executive Officer and was named Chairman of the Board in January 2014. In addition to an M.B.A. from The Harvard Business School, Mr. Scannell holds B.S. and M.S. degrees in Electrical Engineering from University College Cork, Ireland. The Company believes Mr. Scannell’s range of management experience in engineering, operations management, contracts and finance, along with his in-depth knowledge of the Company’s markets, products and technologies, make him highly qualified to serve as a director.

Mr. Maskrey joined the Company in 1964 and served in a variety of capacities, including as Vice President and General Manager of the Aircraft Controls Division. In 1999, he was elected as an Executive Vice President and Chief Operating Officer, the position he held at retirement in 2005. Mr. Maskrey received his B.S. and M.S. in Mechanical Engineering from the Massachusetts Institute of Technology. The Company believes Mr. Maskrey’s extensive managerial experience in various capacities at both the officer and director level, coupled with his in-depth understanding of the Company’s operations make him highly qualified to serve as a director.

Mr. Kayser is President and CEO of Seneca Foods Corporation headquartered in Marion, New York. Prior to assuming his current position in 1993, Mr. Kayser was Seneca Food’s Chief Financial Officer. He received a B.A. from Hamilton College and an M.B.A. from Cornell University. The Company believes Mr. Kayser’s financial and business expertise, including an in-depth understanding of the preparation and analysis of financial statements, and experience as President of a large publicly traded corporation, makes him highly qualified to serve as a director.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES

Our Board of Directors and management are committed to effective corporate governance practices. Our Corporate Governance Guidelines describe the governance principles and procedures by which the Board functions. The Board annually reviews the Corporate Governance Guidelines and the Board committee charters in response to corporate governance developments, including regulatory changes, and recommendations by directors in connection with Board and committee evaluations.

Our Corporate Governance Guidelines and our Board committee charters are available on our website at www.moog.com by selecting Investors and then Corporate Governance. Stockholders may request a free printed copy of our Corporate Governance Guidelines from our Investor Relations department by contacting them by telephone at (716) 687-4225 or by e-mail to investorrelations@moog.com.

BUSINESS ETHICS CODE OF CONDUCT

We have a written code of business ethics and conduct which applies to all directors, officers and employees. Our Statement of Business Ethics is available on our website at www.moog.com by selecting Investors and then Corporate Governance. Stockholders may request a free printed copy of our Statement of Business Ethics from our Investor Relations department by contacting them by telephone at (716) 687-4225 or by e-mail to investorrelations@moog.com.

COMMUNICATIONS WITH DIRECTORS

The Board of Directors has provided a process by which shareholders or other interested parties can communicate with the Board of Directors or with the non-management directors as a group. All such questions or inquiries should be directed to the Secretary of the Company, Robert J. Olivieri, c/o Hodgson Russ LLP, The Guaranty Building, 140 Pearl Street, Suite 100, Buffalo, New York 14202. Mr. Olivieri will review and communicate pertinent inquiries to the Board or, if requested, the non-management directors as a group.

LEADERSHIP STRUCTURE

In December 2011, John R. Scannell was named Chief Executive Officer while Robert T. Brady remained Chairman of the Board. This leadership structure was appropriate at the time as it provided Mr. Scannell with access to the experience and perspective gained by Mr. Brady in his 23 years of managing as Chief Executive Officer. When Mr. Brady’s term as a director expired at the 2014 Annual Meeting of Shareholders, the Board determined that, with the orderly transition of the Company’s leadership complete, it was now in the best interest of the Company and its shareholders for Mr. Scannell to serve as both Chairman of the Board and Chief Executive Officer. While the Board believes this is the most appropriate structure currently, it recognizes that there may again be circumstances in the future that would lead to separate individuals serving in each capacity.

BOARD ROLE IN RISK OVERSIGHT

The Board is responsible for consideration and oversight of the risks facing the Company, managing this both directly and through standing committees of the Board. The Board is kept informed by various reports provided to it on a regular basis, including reports made by management at the Board and Committee meetings. The Audit Committee performs a central oversight role with respect to financial and compliance risks and regularly reviews these risks with the full Board. The Executive Compensation Committee reviews and discusses with management the impact of the Company’s compensation policies and practices on risk taking within the Company. The Committee roles are discussed in more detail later in this proxy statement.

DIRECTOR INDEPENDENCE

Under the independence standards set forth at 303A.02(b) of the New York Stock Exchange Listed Company Manual, the Board of Directors has affirmatively determined that the non-management directors consisting of Messrs. William G. Gisel, Kraig H. Kayser, Brian J. Lipke, Robert H. Maskrey, and Peter J. Gundermann are independent. Under these standards, the Board has also determined that all Board standing committees, other than the Executive Committee, are composed entirely of independent directors. In connection with determining that Mr. Maskrey is independent, the Board of Directors considered Mr. Maskrey’s consulting arrangement with the Company, which terminated effective December 31, 2012.

EXECUTIVE SESSIONS

The Company’s corporate governance guidelines provide that the non-management directors meet without management at regularly scheduled executive sessions. Generally, these sessions take place prior to, or following, regularly scheduled Board meetings. Each executive session is chaired by an independent director. The Audit Committee meets with the Company’s independent auditors in regularly scheduled executive sessions, with the Audit Committee chairperson presiding over such sessions.

BOARD OF DIRECTORS COMMITTEE MEETINGS AND MEMBERS

During the 2014 fiscal year, the Board of Directors held four meetings. The following were the standing committees of the Board of Directors for the 2014 fiscal year and the number of meetings each committee held during the 2014 fiscal year:

Director	Audit Committee	Executive Committee	Executive Compensation Committee	Nominating and Governance Committee
Richard A. Aubrecht	—	M	—	—
William G. Gisel, Jr.	M	—	C	M
Peter J. Gundermann	M	—	M	M
Kraig H. Kayser	C	—	—	M
Brian J. Lipke	—	—	M	C
Robert H. Maskrey	—	—	—	—
John R. Scannell	—	M	—	—
Number of Meetings Held	6	0	2	2

C = Chair / M = Member

For various reasons Board members may not be able to attend a Board meeting. All Board members are provided information related to each of the agenda items before each meeting, and, therefore, can provide counsel outside the confines of regularly scheduled meetings. It is the Company’s policy that, to the extent reasonably practicable, Board members are expected to attend shareholder meetings. Except for Brian Lipke, all of the directors attended the 2014 Annual Shareholders Meeting.

NOMINATING AND GOVERNANCE COMMITTEE

The Nominating and Governance Committee is composed solely of independent directors, and participates in the search for qualified directors. The criteria for selecting nominees for election as directors of the Company shall include experience in the operation of large public or private organizations, as well as accomplishments, education, capabilities, high personal and professional integrity and the willingness to represent the interests of all shareholders and not of any special interest group. From time to time, the Committee engages a professional search firm, to which it pays a fee, to assist in identifying and evaluating potential nominees. After conducting an initial evaluation of a candidate, the Committee will interview that candidate if it believes the candidate might be suitable to be a director and will also ask the candidate to meet with other directors and management. If the Committee believes a candidate would be a valuable addition to the Board of Directors, it will recommend to the full Board that candidate’s election.

The Nominating and Governance Committee does not have a formal written policy with regard to considering diversity in identifying nominees for directors, but, when considering director candidates, it seeks individuals with backgrounds and capabilities that, when combined with those of the Company’s other directors, bring a broad range of complementary skills, expertise, industry and regulatory knowledge, and diversity of perspectives to build a capable, responsive and effective Board. Diversity considerations for a director nominee may vary at any time according to the particular area of expertise being sought to complement the existing Board composition.

A shareholder wishing to nominate a candidate should forward the candidate’s name and a detailed background of the candidate’s qualifications to the Secretary of the Company in accordance with the procedures outlined in the Company’s by-laws. In making a nomination, shareholders should take into consideration the criteria set forth above and in the Company’s Corporate Governance Guidelines. The Board of Directors has adopted a written charter for the Nominating and Governance Committee. A copy of the charter is available on the Company’s website. The Committee met twice in the 2014 fiscal year and on November 10, 2014 and nominated Messrs. Aubrecht, Fishback, Gisel, Gundermann, Lawrence and Lipke for election at the 2015 Annual Meeting.

AUDIT COMMITTEE

The Audit Committee is responsible for assisting the Board of Directors in monitoring the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and the independent auditor. The Audit Committee has the sole authority to retain and terminate the independent auditor and is directly responsible for the compensation and oversight of the work of the independent auditor. The independent auditor reports directly to the Audit Committee. The Audit Committee reviews and discusses with management and the independent auditor the annual audited and quarterly financial statements, the disclosures in the Company’s annual and quarterly reports under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” critical accounting policies and practices used by the Company, the Company’s internal control over financial reporting, and the Company’s major financial risk exposures. The Board of Directors has adopted a written charter for the Audit Committee, which is available on the Company’s website.

All of the Audit Committee members meet the independence and experience requirements of the New York Stock Exchange and the Securities and Exchange Commission. The Board has determined all Audit Committee members are Audit Committee financial experts under the rules of the Securities and Exchange Commission. The Audit Committee held six meetings in the 2014 fiscal year, in person and by telephone conference. The Audit Committee met with the Company’s internal auditors and on a regular basis met separately with the independent auditors and management.

EXECUTIVE COMPENSATION COMMITTEE

The Executive Compensation Committee is responsible for discharging the Board of Directors’ duties relating to executive compensation, with the Committee making all decisions regarding compensation of the executive officers and responsible for administering the Company’s executive compensation program. The Committee reviews both short-term and long-term corporate goals and objectives with respect to compensation of the CEO and the other executive officers. The Committee also reviews and discusses with management the impact of Moog’s compensation policies and practices on risk-taking within the Company. The Committee evaluates at least once a year the performance of the CEO and other executive officers in light of these goals and objectives and, based on these evaluations, approves the compensation of the CEO and the other executive officers. The Committee also reviews and recommends to the Board incentive-compensation plans that are subject to the Board’s approval.

The Committee is also responsible for approving stock incentive awards to executive officers and key employees. The Committee reviews management recommendations regarding awards to both executive officers and key employees, evaluating such potential awards in relation to overall compensation levels. The Committee also reviews such awards with consideration for the potential dilution to shareholders, and limits stock awards such that the potential dilutive effect is within normally accepted practice. With regard to option and stock appreciation rights grants to directors, such grants are approved by the full Board of Directors. The Executive Compensation Committee held two meetings in the 2014 fiscal year.

All of the Committee members meet the independence requirements of the New York Stock Exchange. The Board of Directors has adopted a written charter for the Executive Compensation Committee. A copy of the charter is available on the Company’s website.

During the 2014 fiscal year, the Executive Compensation Committee utilized data provided in a report prepared by Hay Group, an independent professional compensation consulting firm, to assist and guide the Committee. The Hay Group data was used to compare Moog’s executive compensation program with current industry trends, and to benchmark individual officer compensation levels against our peer group and Hay Group’s wider executive database. This report was also used to establish the compensation level of our CEO. Our CEO makes recommendations to the Committee regarding the compensation levels of other executive officers.

Moog used Hay Group for compensation consultation services, which are provided independently of the services to the Executive Compensation Committee. The amount of fees for these additional services performed by Hay Group was less than $63,000 for the 2014 fiscal year. The Executive Compensation Committee has assessed the independence of Hay Group pursuant to NYSE rules and concluded that no conflict of interest exists that would prevent Hay Group from independently providing services to the Executive Compensation Committee.

Additional information regarding the Committee’s processes and procedures for establishing and overseeing executive compensation is disclosed in the “Compensation Discussion and Analysis” section.

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Executive Compensation Committee was an officer or employee of Moog during the last fiscal year, was formerly an officer of Moog, or has any relationships with Moog requiring disclosure under any paragraph of Item 404 of Regulation S-K. Since the beginning of the last fiscal year, no executive officer of Moog has served on the compensation committee of any company that employs a director of Moog.

RELATED PARTY TRANSACTIONS

We use a combination of Company policies and established review procedures, including adherence to New York Stock Exchange Listing standards, to ensure related party transactions are reviewed, approved and ratified, as appropriate. We do not maintain these policies and procedures under a single written policy.

The Corporate Governance and Nominating Committee is responsible for developing, recommending and reviewing annually the Board of Directors Corporate Governance Guidelines to comply with state and federal laws and regulations, and with New York Stock Exchange Listing Standards. The Board of Directors is further required to meet the independence standards set forth in the New York Stock Exchange Listed Company Manual. The Audit Committee is responsible for the review, approval or ratification of any related party transactions as noted in the “Compliance Oversight Responsibilities” section of the Charter of the Audit Committee of the Board of Directors. Our Statement of Business Ethics, which applies to all directors, officers and employees, provides guidance on matters such as conflicts of interest and procurement integrity, among others.

We require that each director and officer complete a questionnaire annually. The questionnaire requires positive written affirmation regarding related party transactions that may constitute a conflict of interest, including: any transaction or proposed transaction in excess of $120,000 involving the director or officer or an immediate family member and the Company, a subsidiary or any pension or retirement savings plan; any indebtedness to the Company; dealings with competitors, suppliers or customers; any interest in real or personal property in which the corporation also has an interest; and the potential sale of any real or personal property or business venture or opportunity that will be presented to the Company for consideration. We review each questionnaire to identify any transactions or relationships that may constitute a conflict of interest, require disclosure, or affect an independence determination.

Any such transactions with the directors, officers, their immediate family members or any 5% shareholder are reviewed by the Audit Committee, and when necessary, the full Board of Directors. These reviews are intended to ensure any such transactions are conducted on terms as fair as if they were on an arm’s length basis and do not conflict with the director’s or officer’s responsibilities to the Company. If the Audit Committee or Board of Directors were to determine that a transaction is not on terms as fair as if it were on an arm’s length basis, the transaction would be modified such that the transaction were as fair as if it were on an arm’s length basis. The Audit Committee and Board of Directors place significant reliance on their collective business judgment, experience and expertise in their review and deliberations.

For situations in which it is either clear that a conflict of interest exists or there is a potential conflict of interest, the related director or officer is obligated to recuse himself from any discussion on the business arrangement. That director or officer does not participate in approving or not approving the related transaction. The remaining members of the Board of Directors make those determinations.

There were no transactions required to be reported under Item 404(a) of Regulation S-K that were not required to be reviewed or where the Company’s policies and procedures for review were not followed in the 2014 fiscal year.

OTHER DIRECTORSHIPS

Current directors and director nominees of the Company are presently serving or have served at any time during the past five years on the following boards of directors of other publicly traded companies:

Director	Company
William G. Gisel, Jr.	KeyCorp, Mod-Pac Corporation (1)
Peter J. Gundermann	Astronics Corporation
Kraig H. Kayser	Seneca Foods Corporation
R. Bradley Lawrence	Esterline Technologies Corporation (2)
Brian J. Lipke	Gibraltar Industries, Inc.
John R. Scannell	Albany International

(1)	Mod-Pac Corporation completed a going-private transaction on September 30, 2013.

(2)	As of March 2014, Mr. Lawrence no longer serves as a director of Esterline Technologies Corporation as he retired at the conclusion of the 2014 annual meeting.

WEBSITE ACCESS TO INFORMATION

The Company’s internet address is www.moog.com. The Company has posted to the investor information portion of its website its Corporate Governance Guidelines, Board committee charters (including the charters of its Audit, Executive Compensation and Nominating and Governance Committees) and Statement of Business Ethics. This information is available in print to any shareholder upon request. All requests for these documents should be made to the Company’s Investor Relations department by calling (716) 687-4225 or by email to investorrelations@moog.com.

COMPENSATION OF DIRECTORS

Non-employee directors are paid $10,000 per quarter and are reimbursed for expenses incurred in attending Board and Committee meetings. The aggregate cash remuneration for attending Board and Committee meetings for all non-management directors, excluding reimbursement of out-of-pocket expenses, was $213,333 for the 2014 fiscal year.

The 2008 Stock Appreciation Rights Plan provides that appreciation rights in a certain number of underlying shares may be granted to non-employee directors. During the 2014 fiscal year, Messrs. Boushie, Gisel, Gundermann, Kayser, Lipke, and Maskrey each were granted 2,000 SARs to be settled in Class A shares at an exercise price per share equal to the fair market value of a Class A share on the date of grant.

— 2014 DIRECTOR COMPENSATION —

Name	Fees Earned or Paid in Cash	SAR Awards (1)	All Other Compensation	Total
Raymond W. Boushie (retired)	$13,333	$25,679	—	$49,012
William G. Gisel, Jr.	$40,000	$53,908	—	$93,908
Peter J. Gundermann	$40,000	$53,908	—	$93,908
Kraig H. Kayser	$40,000	$53,908	—	$93,908
Brian J. Lipke	$40,000	$25,679	—	$65,679
Robert H. Maskrey	$40,000	$25,679	—	$65,679

(1)

This column shows the aggregate grant date fair value of SAR awards computed in accordance with FASB ASC Topic 718 granted in the 2014 fiscal year. The amounts do not reflect the actual amounts that may be realized by directors. A discussion of the assumptions used in calculating these values may be found in Note 14 to the audited financial statements in Moog’s Annual Report on Form 10-K for the 2014 fiscal year.

The following table shows the number of stock appreciation rights relating to Class A shares granted to each non-employee director during the 2014 fiscal year.

Name	Grant Date	Number of Shares Under SAR Award	Closing Price on Grant Date
Raymond W. Boushie (retired)	11/11/2013	2,000	$61.69
William G. Gisel, Jr.	11/11/2013	2,000	$61.69
Peter J. Gundermann	11/11/2013	2,000	$61.69
Kraig H. Kayser	11/11/2013	2,000	$61.69
Brian J. Lipke	11/11/2013	2,000	$61.69
Robert H. Maskrey	11/11/2013	2,000	$61.69

The aggregate number of SARs and options on Class A shares held by each non-employee director as of September 27, 2014 was as follows:

Name	SARs on Moog Class A Shares	Options on Moog Class A Shares
Raymond W. Boushie (retired)	2,000	—
William G. Gisel, Jr.	3,500	—
Peter J. Gundermann	7,625	—
Kraig H. Kayser	9,125	6,151
Brian J. Lipke	9,125	3,076
Robert H. Maskrey	9,125	4,614

EXPENSE REIMBURSEMENT

Non-employee directors are reimbursed for travel and other out-of-pocket expenses in the performance of their duties.

INDEMNIFICATION AGREEMENTS

Moog has indemnification agreements with our directors. These agreements provide that directors are covered under our directors and officers liability insurance, which indemnifies directors to the extent permitted by law and allows for the advance of funds to directors to cover expenses subject to reimbursement if it is later determined indemnification is not permitted.

DEFERRED COMPENSATION PLAN

This plan allows non-employee directors to defer all or part of the director’s cash fees. Directors deferring cash fees must notify the Company of any changes to the elections to defer fees for a calendar year by the end of the preceding calendar year, with new directors having 30 days to make such an election. Directors deferring cash fees accrue interest monthly at the average of the six month Treasury bill rate. During the 2014 fiscal year, three directors participated in this plan. The table below shows the amounts deferred for the 2014 fiscal year.

Name	2014 Fees Percent Deferred	Payment of Deferred Fees from Prior Years
Raymond W. Boushie (retired)	0%	$ —
William G. Gisel, Jr.	100%	$ —
Peter J. Gundermann	0%	$ —
Kraig H. Kayser	100%	$ —
Brian J. Lipke	100%	$ —
Robert H. Maskrey	0%	$ —

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion and Analysis (“CD&A”) provides detailed information about the compensation arrangements for the Company’s NEOs:

•	John R. Scannell — Chief Executive Officer and Chairman of the Board

•	Donald R. Fishback — Vice President and Chief Financial Officer

•	Warren C. Johnson — Vice President and President, Aircraft Group

•	Lawrence J. Ball — Vice President and President, Components Group

•	Jay K. Hennig — Vice President and President, Space and Defense Group

•	Martin J. Berardi — Vice President and President, Medical Devices Group (retired in Fiscal 2014)

•	Joe C. Green — Executive Vice President and Chief Administrative Officer (retired in Fiscal 2014)

This CD&A includes the Executive Compensation Committee’s compensation philosophy, the objectives of our compensation program and a discussion of each element of compensation paid to the named executive officers for our most recent fiscal year.

EXECUTIVE SUMMARY

The objective of the Company’s executive compensation program is to provide a compensation package that will attract, retain, motivate and reward superior executives who must operate in a highly competitive and technologically challenging environment.

2014 Performance

Fiscal year 2014 was a very respectable year for the Company, given the challenging market conditions we faced in two of our major markets. In particular, spending on defense continued to decline due to sequestration budget cuts and the wind down of U.S. operations in Iraq and Afghanistan. In addition, the markets for our industrial products were flat as European GDP stalled and Chinese growth slowed. Despite these headwinds, Fiscal 2014 sales of $2.65 billion were up 1% year over year, net earnings of $158 million were up 31% and earnings per share of $3.52 were 34% higher. The 2014 results include a fourth quarter restructuring charge of $13 million, the equivalent of $.19 per share.

It should be noted that in fiscal year 2013, the Company had a $.52 per share goodwill impairment charge in Medical Devices in the fourth quarter and a third quarter $.11 per share loss on the divestiture of the Buffalo Ethox operations. Exclusive of these charges, Fiscal 2013 earnings per share were $3.26, which compares with Fiscal 2014 earnings per share of $3.52, an adjusted increase of 8%. Our executive compensation discussion regarding management profit share (“MPS”) is based on this adjusted earnings per share increase.

2014 Executive Compensation Assessment

The Executive Compensation Committee uses data provided by Hay Group, a compensation consultant, to establish competitive salaries for each of the named executive officers. Information regarding the compensation consultant and this analysis are provided in greater detail throughout the CD&A.

In our total direct compensation programs (detailed on pages 21 to 22), each of the three major elements, base salary, MPS, and SARs, are considered independently. However, the Executive Compensation Committee also considers how our total compensation compares with the total compensation of comparable executives in peer organizations.

COMPENSATION DISCUSSION AND ANALYSIS (continued)

In summary, the key aspects of the Company’s compensation for the NEOs are as follows:

•	Total Direct Compensation for all NEOs between 31% and 76% of peer group medians, with an average of 57%;

•	Base salaries between 88% and 126% of the peer-group medians, with an average of 110%;

•	Base salary increases tied to market benchmarks, time in position and individual job performance;

•	Bonus payments (MPS) between 22% and 47% of peer-group medians, with an average of 37%;

•	MPS paid only when EPS increases;

•	Value of Long-Term Incentives (SAR awards) between 16% and 55% of peer group median LTIs, with an average of 35%;

•	SAR plan links NEO compensation to long-term shareholder interests;

•	Shares related to outstanding unexercised stock options are 1.43% of total outstanding shares;

•	Shares related to outstanding unexercised SAR awards are 1.16% of total outstanding shares;

•	Company policy prevents re-pricing option grants and SAR awards;

•	Change in control agreements are double triggered.

The Role of Shareholder Say-On-Pay Votes

The Company provides its shareholders with the opportunity to cast an advisory vote every three years on its executive compensation program (referred to as a “say-on-pay proposal”). At the Company’s Annual Meeting of Shareholders held on January 11, 2012, approximately 85% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Executive Compensation Committee believes this result affirms shareholders’ support of the Company’s approach to executive compensation, and therefore maintained this approach in the 2014 fiscal year. The Executive Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers.

For the non-binding advisory vote on executive compensation, please see Proposal 3 on page 56.

COMPENSATION PHILOSOPHY AND OBJECTIVES

The main objective of the Company’s executive compensation program is to provide a compensation package that will attract, retain, motivate and reward superior executives who must operate in a highly competitive and technologically challenging environment.

Moog seeks to do this by linking annual changes in executive compensation to overall Company performance, as well as each individual’s contribution to the results achieved. The emphasis on overall Company performance is intended to align the executives’ financial interests with increased shareholder value.

Moog also seeks fairness in total compensation with reference to external comparisons, internal comparisons and the relationship between management and non-management remuneration.

The Company’s executive compensation program aims to take a balanced approach. On the one hand, we recognize that near-term shareholder value can be created by the achievement of near-term results. To reward near-term success, annual salary increases are linked to market rates and individual job performance, and MPS reflects annual increases in earnings per share. On the other hand, the Company’s business, particularly in aerospace and defense, requires that executives make decisions and commitments where benefits, in financial terms, take years to develop. The Company’s Stock Appreciation Rights program is intended to reward long-term success and to align executives’ financial interests with those of long-term shareholders.

COMPENSATION DISCUSSION AND ANALYSIS (continued)

ROLES AND GOVERNANCE

The Executive Compensation Committee

The Executive Compensation Committee of the Board is composed solely of independent, non-employee directors. The Committee meets to determine CEO compensation, and has final approval on all elements of officer compensation. Any changes in benefit plans which affect executive officers are presented to the Executive Compensation Committee for review and approval and presentation to the entire Board.

For 2014, this Committee was comprised of the following members:

•	Chair — William G. Gisel, Jr.

•	Peter J. Gundermann

•	Brian J. Lipke

Independent Consultant

The Executive Compensation Committee selects and retains the services of Hay Group, a compensation consultant, to provide professional advice on the Company’s executive officer compensation. Hay Group is retained directly by the Executive Compensation Committee and works directly with the Committee’s chairman. Hay Group advises on the design of compensation arrangements and provides an independent market assessment of peer companies, using Hay Group’s Job Evaluation methodology and general industry compensation and practices.

The compensation consultant works with management to collect information, to solicit management’s input and to understand Moog’s plans, goals and actual performance. The consulting relationship is reviewed by the Committee annually to determine its satisfaction with the services and advice provided by the compensation consultant.

See “Executive Compensation Committee” on pages 13 to 14 for more information about the services provided by Hay Group and its independence.

MARKET ASSESSMENT

The Basis of Comparison

As part of their review process, Hay Group makes comparisons of the Company’s compensation program to two groups of companies. The first group is with Hay Group’s proprietary Industrial Executive Compensation Report. The second comparison is a group of seventeen companies whose businesses are similar to Moog’s and whose revenues are reasonably comparable. Hay Group reviews this peer group each year and recommends changes where appropriate.

COMPENSATION DISCUSSION AND ANALYSIS (continued)

For the 2014 fiscal year, the peer group remained unchanged and was as follows:

AAR CORP.	Orbital Sciences Corporation
Actuant Corporation	Regal-Beloit Corporation
Alliant Techsystems Inc.	Rockwell Collins, Inc.
B/E Aerospace, Inc.	Spirit AeroSystems, Inc.
Cubic Corporation	Teledyne Technologies, Inc.
The Curtiss-Wright Corporation	Transdigm Group Incorporated
Esterline Technologies Corporation	Triumph Group, Inc.
Hexcel	Woodward, Inc.
Kaman Corporation

DIRECT COMPENSATION COMPONENTS OF THE EXECUTIVE COMPENSATION PROGRAM

Base Salary

Both the Executive Compensation Committee and the Company use the Hay Job Evaluation methodology for professional employees, including its NEOs. Hay Group’s Job Evaluation methodology is an analytical, factor-based scheme that measures the relative size of jobs in the form of points within an organization. Each NEO has an evaluation score that is used to benchmark compensation. Hay Group provides annual peer-company salary data, as well as data from their wider executive compensation survey. This information provides the basis for determining a competitive base salary for each position. NEOs’ base salaries are reviewed annually, and adjustments are based on a comparison with market benchmarks, time in position and individual job performance.

Management Profit Share (MPS)

The Company’s senior leadership, both managerial and technical, numbers about 430 persons. This entire group, including the NEOs, participates in a Management Profit Sharing Program in which a cash bonus payout each year is a function of the year-over-year percentage growth in the Company’s adjusted earnings per share. A simple formula is used to determine the cash bonus amount. Any payout depends entirely on the Company’s year-over-year percentage growth in adjusted earnings per share. There are no individual performance incentives in the formula.

The Company uses this single metric to underscore the importance of collaboration at all levels of leadership. The Company supplies products to a diverse array of customers in a variety of global markets. The common thread is that the technology used in high-performance precision control and fluid flow systems, and our key technical resources, are transportable from one segment to another in response to fluctuating customer demands. Having our senior leadership focus on “what’s good for the Company” has been an important factor in the Company’s consistent performance.

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Long-Term Incentives / Equity-Based Compensation

Stock Options

While the Company currently does not issue stock option awards, such awards had been a consistent element of executive compensation until 2008. The 2003 Stock Option Plan covers 1,350,000 Class A shares and terminated in November 2012. In the interest of maintaining alignment between management and shareholder’s interests, the 2003 Stock Option Plan imposes a three-year holding period on option shares unless previously owned stock is used in payment of the option exercise price.

Stock options issued to executive officers were intended to be incentive stock options (ISOs), and those issued to non-employee directors were non-qualified stock options (NQSOs). Stock options issued to executive officers and directors cannot be exercised until at least one year after the option grant. Each executive officer option grant contained a vesting schedule, with the vesting schedule constructed to maintain the treatment of the options as ISOs. However, in certain cases options granted to executive officers will be treated as NQSOs due to IRS limitations. Stock options issued to non-employee directors do not have a vesting schedule and can be exercised at any time starting one year after the option grant.

The options were priced at the New York Stock Exchange Moog Class A share closing price on the day the Board approved the option grants. Stock options awarded for Class A shares under these plans did not consider individual performance. After consideration of peer company data provided by Hay Group, a fixed option award was made to each named executive officer, with a slightly larger award to the CEO. Compared with peer companies, our stock option awards are modest. It is Company policy not to re-price option grants.

Stock Appreciation Rights

The shareholders of the Company, in January 2008, approved the Moog Inc. 2008 Stock Appreciation Rights Plan (“SAR Plan”) providing for the award of stock appreciation rights (“SARs”). SARs confer a benefit based on appreciation in value of Class A shares, and are settled in the form of Class A shares. The SAR Plan, which will terminate on January 9, 2018, covers the award of a total of 4,000,000 SARs, as amended and approved by the shareholders of the Company in January 2013.

The purpose of the SAR Plan is to promote the long-term success of the Company and to create shareholder value by (a) encouraging non-employee directors, officers and key executives performing service for the Company to focus on critical long-range objectives, (b) encouraging the attraction and retention of eligible participants with exceptional qualifications, and (c) linking participants directly to shareholder interests through ownership of the Company. The Plan seeks to achieve this purpose by providing for awards in the form of SARs that derive value only from the appreciation in price of the Company’s stock and that are payable in shares of Company stock.

The number of annual SARs awarded was determined in collaboration with Hay Group utilizing peer company survey data. Annual SARs awarded to executive officers to date have been at values below the median of the Company’s peer companies. Individual performance is not used to determine the number of named executive officer SAR awards.

Moog Inc. 2014 Long Term Incentive Plan

A proposal has been submitted to shareholders in this proxy statement to approve the adoption of the Moog Inc. 2014 Long Term Incentive Plan, which allows for the grant of 2,000,000 shares of stock-based awards. While our long term incentive arrangements have been effective to date, the Moog Inc. 2014 Long Term Incentive Plan is intended to provide a flexible framework that will permit the development and implementation of a variety of stock-based programs which will enable the Company to base awards on key performance metrics as well as to further align our long term incentive compensation with our peers and shareholder interests. See Proposal 2 on page 47 for more information about the Moog Inc. 2014 Long-Term Incentive Plan.

COMPENSATION DISCUSSION AND ANALYSIS (continued)

OTHER BENEFITS AND PERQUISITES

Retirement Programs

The Company believes that a retirement plan is a key element in attracting and retaining employees at all levels of the organization. The Company has long provided a defined benefit plan, but U.S. employees hired after January 1, 2008 are covered under a defined contribution plan. The NEOs participate in the defined benefit retirement plan and a supplemental plan (“SERP”) which is described in more detail along with officers other pension benefits on pages 38 to 39. The value of pension benefits for each named executive officer can be found in the table on page 40.

Medical Coverage

The NEOs participate in the same health insurance programs available to all employees. In addition, our executive officers have coverage under an enhanced medical insurance policy that generally covers all unpaid healthcare expenses deductible under IRS guidelines. This supplemental coverage plan was established many years ago in accordance with industry practice for senior executives. We believe that conforming in this way to industry standards aids in executive retention.

Vacation, Disability and Group Life Insurance

NEOs participate in the same vacation, disability and life insurance programs as all other Moog employees. Life insurance coverage for employees is based upon a multiple of salary, with the multiple for the NEOs generally being two times annual salary.

Termination Benefits

NEOs and other members of executive management are provided Termination Benefit Agreements that are triggered under certain circumstances, including a change in control. Under these agreements, executive officers receive salary continuance for up to three years based upon length of service; MPS on a prorated basis in the year of termination; and medical coverage, life and disability benefits and club dues for one year. These agreements are designed to retain executives and provide continuity of management in the event of a change in control. The Company believes that these severance and change in control benefits are required to attract and retain executive talent in a marketplace where such benefits are commonly offered. Further information can be found under the heading “Potential Payments Upon Termination or Change in Control” section on pages 41 to 44.

Other Benefits

The Company reimburses fees for membership in certain private clubs so that the Company’s executives have these facilities available for entertaining customers, conducting Company business and fulfilling community responsibilities.

COMPENSATION DISCUSSION AND ANALYSIS (continued)

COMPETITIVE ANALYSIS OF TOTAL DIRECT COMPENSATION

The following tables compare the compensation elements for the Company’s NEOs to those of executives in comparable positions in the Hay-selected peer group. Total Direct Compensation, as reported here, includes salary paid, MPS paid, and the grant date fair market value of SARs awarded, represented in thousands of dollars.

Name & Principal Position	Base Salary			Non-Equity Incentive Compensation (MPS)			Long-Term Incentives
	Moog	Peer Group Median	Ratio	Moog	Peer Group Median	Ratio	Moog	Peer Group Median	Ratio
John R. Scannell	$775	$883	88%	$188	$871	22%	$404	$2,538	16%
Chief Executive Officer
Chairman of the Board
Donald R. Fishback	$460	$460	100%	$112	$330	34%	$270	$808	33%
Chief Financial Officer
Vice President
Warren C. Johnson	$604	$545	111%	$147	$311	47%	$270	$952	28%
President, Aircraft Group
Vice President
Lawrence J. Ball	$502	$400	126%	$122	$294	41%	$270	$621	43%
President, Components Group
Vice President
Jay K. Hennig	$454	$363	125%	$110	$258	43%	$270	$489	55%
President, Space and Defense Group
Vice President
Martin J. Berardi (retired)*	$214	n/a	n/a	$51	n/a	n/a	$270	n/a	n/a
President, Medical Devices Group
Vice President
Joe. C. Green (retired)*	$595	n/a	n/a	$128	n/a	n/a	$128	n/a	n/a
Executive Vice President,
Chief Administrative Officer

*	Peer Group median data and ratios are only provided for NEOs who were active employees for the full 2014 fiscal year.

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Name & Principal Position	Total Direct Compensation
	Moog	Peer Group Median	Ratio
John R. Scannell	$1,367	$4,394	31%
Chief Executive Officer
Chairman of the Board
Donald R. Fishback	$842	$1,745	48%
Chief Financial Officer
Vice President
Warren C. Johnson	$1,021	$1,632	63%
President, Aircraft Group
Vice President
Lawrence J. Ball	$894	$1,330	67%
President, Components Group
Vice President
Jay K. Hennig	$834	$1,098	76%
President, Space and Defense Group
Vice President
Martin J. Berardi (retired)*	$535	n/a	n/a
President, Medical Devices Group
Vice President
Joe. C. Green (retired)*	$851	n/a	n/a
Executive Vice President,
Chief Administrative Officer

*	Peer Group median data and ratios are only provided for NEOs who were active employees for the full 2014 fiscal year.

The management profit sharing plan is modest by comparison to peer companies. The Company has awarded stock options and SARs at a level that is moderate by industry standards, particularly as regards the awards to the CEO.

COMPENSATION DISCUSSION AND ANALYSIS (continued)

THE PROCESS USED TO DETERMINE COMPENSATION

Base Salary

The process for setting annual base salaries is one wherein the CEO makes recommendations for merit-based salary increases, and occasionally, base salary adjustments needed to position an executive officer appropriately against market benchmarks. The Executive Compensation Committee approves or adjusts those recommendations for a final determination. As part of this process, the CEO prepares a performance appraisal for each executive officer, including himself, which is reviewed in detail by the Committee. These performance appraisals take into consideration:

•	the outcomes achieved by the unit or function for which the officer is responsible;

•	the conduct and contribution of the officer and the organization he manages in achieving overall Company results; and

•	the officer’s achievements in developing organizational strength for the future.

In developing his recommendations for base salary increases and adjustments for the calendar year for the NEOs in 2014, the CEO used a framework which relates percentage increases to merit ratings for each individual. In 2014, a satisfactory performance for an officer would earn a 3% increase, while an outstanding performance earned a 4.3% increase. The CFO received an additional adjustment to move him closer to the market median, while two NEOs received no increase. The CEO rated the performance of each of the named executive officers. For the CAO (Chief Administrative Officer) and CFO, the rating depended on the performance of the Company as a whole. For executive officers who are business unit managers, profit contribution of the unit is a major consideration in performance evaluation. Qualitative factors may then be considered when appropriate. The executive’s performance is considered with respect to developing and leading an effective organization, making effective personnel selections, encouraging the development of new technology and new products, addressing competitive market pressures, responding appropriately to unusual market conditions and challenges, and succession planning. A positive rating with respect to these considerations achieves the highest available merit rating, and a less favorable assessment results in a lower rating.

The Committee is mindful of the IRS limitation on deductibility of compensation over $1 million. No executive officer’s compensation for 2014 exceeded the IRS limitation.

Management Profit Share (“MPS”)

Annual cash bonuses paid to senior executives are developed in accordance with a management profit sharing plan in which there are about 430 participants. For this group, cash bonuses are paid each year in which the Company achieves growth in adjusted earnings per share. The bonus amount payable to each participant is determined by multiplying the participant’s base salary by the product of the percentage improvement in Moog’s adjusted earnings per share and one of four multipliers based on a participant’s responsibilities.

During Fiscal 2014, there were 14 executive officers who were responsible for the overall management and success of the Company and who received a cash bonus that is equal to the participant’s base salary at year end multiplied by the percentage improvement in adjusted earnings per share times a factor of 3.0, subject to a cap of 60% of base salary.

The multiplier is used to achieve bonus payments which, in years of strong earnings growth, are somewhat comparable to the bonus plans in other companies in the peer group identified by Hay Group for executives in each group. The Company’s adjusted earnings per share increase and NEO bonus history over the last three years is as follows:

Year	EPS Increase %	NEO Bonus %
2014	8.00%	24.00%
2013	0.00%	0.00%
2012	12.90%	38.70%

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Equity Based Compensation

The Company believes that stock ownership on the part of executive officers serves to align the leadership of the Company with the interest of shareholders.

The Board of Directors appointed the Executive Compensation Committee to administer all components of executive compensation, including the SAR Plan. These responsibilities include the authority to construe and interpret the terms of the SAR Plan and awards granted under it, to determine the persons eligible to receive awards, when each award will be granted and the terms of each award, including the number of SARs granted. SARs may not be re-priced.

A SAR award contains such terms and conditions as was determined by the Executive Compensation Committee, subject to the terms of the SAR Plan, including the date on which the SARs become exercisable and the expiration date of the SARs. The exercise price of a SAR will be equal to the fair market value of one Class A share on the date of grant. The total number of SARs awarded to any one employee during any fiscal year of the Company may not exceed 50,000.

SARs vest and become exercisable pursuant to the terms and conditions outlined in each participant’s award agreement, as was determined by the Executive Compensation Committee. SARs do not become exercisable earlier than the first anniversary of the date of grant, and vested SAR awards will be exercisable by participants only until the tenth anniversary of the date of grant.

In the development of the SAR Plan, Hay Group was engaged in a consulting capacity. The Executive Compensation Committee, known as the Stock Option Committee at the time, in collaboration with the CEO, selected a pattern of SAR distributions where all officers except the CEO are awarded the same number of SARs. Hay Group analysis indicates that the value of the Company’s awards in SARs is below the median of peer companies.

During the 2014 fiscal year, SAR awards of 15,000 shares for the CEO and 10,000 shares for each of the executive officers were granted. As discussed above, the Executive Compensation Committee does not use a formulaic approach, but in years when performance is considered adequate, the Executive Compensation Committee has invited the CEO to make recommendations for SAR awards for all executive officers other than himself. These recommendations were either approved or adjusted by the Committee. For 2014, the Executive Compensation Committee approved the grants recommended by the CEO, without adjustments. With regard to the CEO, SAR awards were determined by the Executive Compensation Committee. A total of 233,000 SARs were awarded in the 2014 fiscal year, resulting in a burn rate of less than 1% based on the diluted weighted average shares outstanding.

The Moog Inc. 2014 Long Term Incentive Plan, if approved by the Company’s shareholders, will provide the flexibility to implement stock-based programs that include the awards of restricted stock, restricted stock units, and stock bonus in addition to traditional awards of stock options and SARs. While our long term incentive arrangements have been effective to date, the Moog Inc. 2014 Long Term Incentive Plan is intended to enable the Company to base awards on key performance metrics as well as to further align our long term incentive compensation with our peers and shareholder interests. See Proposal 2 on page 47 for more information about the Moog Inc. 2014 Long Term Incentive Plan.

The Executive Compensation Committee remains mindful of the relationship between the number of stock-based compensation awards granted and the shares outstanding. As of the 2014 fiscal year end, the shares related to the Company’s outstanding unexercised options were 1.43% of the total outstanding shares and those related to the Company’s outstanding unexercised SAR awards were 1.16% of the total outstanding shares. It is important to note that while options grants are equivalent to resulting Company shares, the same is not true for SARs. The shares related to outstanding SAR awards are based upon the September 26, 2014 closing price and, where applicable, mandatory tax withholdings for employees at an assumed rate of 35%.

RISK REVIEW

In formulating and evaluating the Company’s executive compensation program, the Executive Compensation Committee considers whether the program promotes excessive risk taking. The Executive Compensation Committee believes the components of the Company’s executive compensation program provide an appropriate mix of fixed and variable pay; balance short-term operational performance with long-term increases in shareholder value; reinforce a performance-oriented environment; and encourage recruitment and retention of key executives.

The Executive Compensation Committee of the Board of Directors has followed consistent practices over the years. Over those years, the members of the Committee have not seen any evidence that our Compensation Programs have had a material adverse effect on our Company. The Company’s performance has been consistent, with year over year earnings per share increases of 10% or more in seventeen of the last twenty years. During the last ten years, compound annual growth in earnings per share has been 10.7%. The Directors view this performance as persuasive evidence that the leadership of the Company is not provided with incentives which would result in leadership taking unreasonable risks in order to achieve short term results at the expense of the long term health and welfare of the shareholders’ investment.

THE EXECUTIVE COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee of the Board of Directors has reviewed and discussed this CD&A with the Company’s management. Based on this review and these discussions with management, the Committee recommended to the Board of Directors that the CD&A be included in this proxy statement.

Executive Compensation Committee Members:

William G. Gisel, Jr., Chair	Brian J. Lipke
Peter J. Gundermann

2014 EXECUTIVE COMPENSATION DATA

DISTINGUISHING “AWARDED” PAY FROM “REPORTED” PAY

In reviewing our executive compensation, it is important to distinguish the reported compensation provided to our named executives in fiscal year 2014 from the compensation that was actually awarded to our NEOs in Fiscal 2014. We have provided the following additional compensation table in order to remove the volatile, significant effects of changes in actuarial assumptions on the value of the NEOs’ pension benefits which are appropriately disclosed in the Summary Compensation Table. This table is not a substitute for the 2014 Summary Compensation Table, which appears on page 30.

The table below shows the compensation awarded to each of our named executive officers for Fiscal 2014. This table includes:

•	Salaries paid during Fiscal 2014;

•	SAR and options awards in 2014;

•	Non-equity incentive compensation earned for Fiscal 2014, and

•	All other compensation.

Name and Principal Position	Year(1)	Salary(2)	SAR Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
John R. Scannell	2014	$775,076	$404,311	$188,044	$39,553	$1,406,984
Chief Executive Officer,	2013	$727,319	$489,215	—	$40,573	$1,257,107
Chairman of the Board	2012	$641,670	$489,837	$255,422	$35,368	$1,422,297
Donald R. Fishback	2014	$459,545	$269,541	$112,495	$41,385	$882,966
Chief Financial Officer,	2013	$423,998	$315,464	—	$37,369	$776,831
Vice President	2012	$396,670	$371,913	$154,802	$34,204	$957,589
Warren C. Johnson	2014	$604,152	$269,541	$146,575	$32,756	$1,053,024
President, Aircraft Group	2013	$579,067	$315,464	—	$32,146	$926,677
Vice President	2012	$557,263	$371,913	$217,887	$35,167	$1,182,230
Lawrence J. Ball	2014	$501,759	$269,541	$121,835	$28,559	$921,694
President, Components Group	2013	$481,680	$315,464	—	$28,954	$826,098
Vice President	2012	$462,887	$371,913	$181,116	$30,548	$1,046,464
Jay K. Hennig	2014	$453,809	$269,541	$109,844	$29,206	$862,400
President, Space and Defense Group	—	n/a	n/a	n/a	n/a	n/a
Vice President	—	n/a	n/a	n/a	n/a	n/a
Martin J. Berardi (retired)	2014	$213,730	$269,541	$51,295	$751,218	$1,285,784
President, Medical Devices Group	—	n/a	n/a	n/a	n/a	n/a
Vice President	—	n/a	n/a	n/a	n/a	n/a
Joe C. Green (retired)	2014	$595,001	$128,396	$128,520	$143,364	$995,281
Executive Vice President,	2013	$714,002	$174,445	—	$30,309	$918,756
Chief Administrative Officer	2012	$706,753	$246,906	$276,319	$27,144	$1,257,122

(1)	The years reported are the Company’s fiscal years ended September 27, 2014, September 28, 2013 and September 29, 2012.

(2)	Includes amounts, if any, deferred at the direction of the executive officer pursuant to the Company’s 401(k) Plan.

(3)

This column shows the aggregate grant date fair value computed in accordance with FASB Topic 718. The amount is based on the fair value of the equity-based award as estimated using the Black-Scholes option-pricing model multiplied by the number of securities underlying the SAR awards. The amounts do not reflect the actual amounts that may be realized by the executive officers. A discussion of the assumptions used in calculating these values may be found in Note 14 to the audited financial statements in Moog’s Annual Report on Form 10-K for the fiscal year ended September 27, 2014.

(4)

This column shows the Management Profit Sharing compensation, as described on pages 21, for the fiscal years reported. Includes amounts, if any, deferred at the direction of the executive officer pursuant to the Company’s 401(k) Plan.

(5)

The table on page 31 shows the components of this column, which generally include health care and life insurance premiums, Company matching contributions to the Company’s defined contribution plans, accrued vacation payments and other perquisites. The amounts represent the amount paid by, or the incremental cost to, the Company.

— 2014 SUMMARY COMPENSATION TABLE —

The table below presents dollar amounts computed as required under SEC rules.

The amounts shown for options and SARs reflect the aggregate grant date fair value. These amounts do not reflect the current or prospective value of these awards to the executive. The amounts shown for pension value are simply formulaic estimates of the prospective future value of the executive’s retirement benefits.

The amounts shown under the column “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” reflect the change in the actuarial present value of each NEO’s retirement benefits. For 2014, certain employees participating in our U.S. defined benefit plan, including the NEOs, have an increase in the actuarial value of their pension benefit. The Company did not make any changes in how retirement benefits were calculated for any of our employees, including the NEOs. The values for 2014 reflect management profit share plan described on page 21, the impact of lower interest rates on the actuarial present value calculations, years of service and changes in compensation levels.

Name and Principal Position	Year(1)	Salary(2)	SAR Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total
John R. Scannell	2014	$775,076	$404,311	$188,044	$1,347,583	$39,553	$2,754,567
Chief Executive Officer,	2013	$727,319	$489,215	—	—	$40,573	$1,257,107
Chairman of the Board	2012	$641,670	$489,837	$255,422	$2,667,798	$35,368	$4,090,095
Donald R. Fishback	2014	$459,545	$269,541	$112,495	$779,716	$41,385	$1,662,682
Chief Financial Officer,	2013	$423,998	$315,464	—	—	$37,369	$776,831
Vice President	2012	$396,670	$371,913	$154,802	$2,530,321	$34,204	$3,487,910
Warren C. Johnson	2014	$604,152	$269,541	$146,575	$1,081,374	$32,756	$2,134,398
President, Aircraft Group	2013	$579,067	$315,464	—	—	$32,146	$926,677
Vice President	2012	$557,263	$371,913	$217,887	$3,989,313	$35,167	$5,171,543
Lawrence J. Ball	2014	$501,759	$269,541	$121,835	$740,866	$28,559	$1,662,560
President, Components Group	2013	$481,680	$315,464	—	—	$28,954	$826,098
Vice President	2012	$462,887	$371,913	$181,116	$2,968,888	$30,548	$4,015,352
Jay K. Hennig	2014	$453,809	$269,541	$109,844	$761,197	$29,206	$1,623,597
President, Space and Defense Group	—	n/a	n/a	n/a	n/a	n/a	n/a
Vice President	—	n/a	n/a	n/a	n/a	n/a	n/a
Martin J. Berardi (retired)	2014	$213,730	$269,541	$51,295	$475,250	$751,218	$1,761,034
President, Medical Devices Group	— —	n/a n/a	n/a n/a	n/a n/a	n/a n/a	n/a n/a	n/a n/a
Vice President
Joe C. Green (retired)	2014	$595,001	$128,396	$128,520	$636,267	$143,364	$1,631,548
Executive Vice President,	2013	$714,002	$174,445	—	—	$30,309	$918,756
Chief Administrative Officer	2012	$706,753	$246,906	$276,319	$912,576	$27,144	$2,169,698

(1)	The years reported are the Company’s fiscal years ended September 27, 2014, September 28, 2013 and September 29, 2012.

(2)	Includes amounts, if any, deferred at the direction of the executive officer pursuant to the Company’s 401(k) Plan.

(3)

This column shows the aggregate grant date fair value computed in accordance with FASB Topic 718. The amount is based on the fair value of the equity-based award as estimated using the Black-Scholes option-pricing model multiplied by the number of securities underlying the SAR awards. The amounts do not reflect the actual amounts that may be realized by the executive officers. A discussion of the assumptions used in calculating these values may be found in Note 14 to the audited financial statements in Moog’s Annual Report on Form 10-K for the fiscal year ended September 27, 2014.

(4)

This column shows the Management Profit Sharing compensation, as described on page 21, for the fiscal years reported. Includes amounts, if any, deferred at the direction of the executive officer pursuant to the Company’s 401(k) Plan.

(5)

The amounts in this column represent the aggregate change in the actuarial present value of the officer’s accumulated retirement benefits under the Moog Inc. Employees Retirement Plan and the Moog Inc. Supplemental Retirement Plan. See the Pension Benefits table on page 40 for additional information.

(6)

The table below shows the components of this column, which generally include health care and life insurance premiums, Company matching contributions to the Company’s defined contribution plans, accrued vacation payments and other perquisites. The amounts represent the amount paid by, or the incremental cost to, the Company.

Name	Year	Cash Paid in Lieu of Vacation Accrued	Group Life Insurance Premium	Medical/Dental Executive Health Premiums	Disability Insurance Premium	Miscellaneous Compensation(1)	401(k) Plan Match
John R. Scannell	2014	—	$4,584	$25,638	$2,086	$6,020	$1,225
Donald R. Fishback	2014	—	$2,742	$25,638	$2,086	$9,762	$1,157
Warren C. Johnson	2014	—	$3,573	$25,038	$2,086	$834	$1,225
Lawrence J. Ball	2014	—	$2,972	$18,460	$2,086	$3,816	$1,225
Jay K. Hennig	2014	—	$2,679	$22,178	$2,086	$1,038	$1,225
Martin J. Berardi (retired) (2)	2014	$100,700	$625	$9,561	$1,041	$638,579	$712
Joe C. Green (retired)	2014	$126,495	$3,483	$9,863	$1,738	$560	$1,225

(1)	Miscellaneous Compensation principally consists of perquisites such as club dues and auto expenses.

(2)

Mr. Berardi’s “Miscellaneous Compensation” includes a one-time retention bonus of $630,000 paid for Mr. Berardi’s extended service during the strategic review of and subsequent marketing for the sale of the Medical Devices business, as well as to provide for an orderly transition of the leadership of the Medical Devices business.

— 2014 GRANTS OF PLAN-BASED AWARDS —

The following table summarizes the grants of equity awards made to the NEOs in the Summary Compensation Table during the fiscal year ended September 27, 2014.

Name	Grant Date (1)	Number of SARs Awarded (2)	Exercise Price of SAR Awards (3)	Grant Date Fair Value of SAR Awards (4)
John R. Scannell	11/11/2013	15,000	$61.69	$404,311
Donald R. Fishback	11/11/2013	10,000	$61.69	$269,541
Warren C. Johnson	11/11/2013	10,000	$61.69	$269,541
Lawrence J. Ball	11/11/2013	10,000	$61.69	$269,541
Jay K. Hennig	11/11/2013	10,000	$61.69	$269,541
Martin J. Berardi (retired)	11/11/2013	10,000	$61.69	$269,541
Joe C. Green (retired)	11/11/2013	10,000	$61.69	$128,396

(1)	The grant date is the date the Executive Compensation Committee of the Board of Directors meets to approve the awards.

(2)

The amounts shown for SAR awards represent the number of SARs granted to each officer during the 2014 fiscal year. SARs for only Class A shares were granted and vest in equal increments over three years.

(3)	The exercise price per SAR is the closing price of Class A shares on the date of grant. The rights expire ten years after the date of grant.

(4)

This column shows the aggregate grant date fair value computed in accordance with FASB Topic 718. The amount is based on the fair value of the equity-based award as estimated using the Black-Scholes option-pricing model multiplied by the number of securities underlying the SAR awards. Assumptions made in the calculations of these amounts may be found in Note 14 to the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2014.

— OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END —

Name	Grant Date(1)	Number of Securities Underlying Unexercised Options & SARs - Exercisable(2)	Number of Securities Underlying Unexercised Options & SARs - Unexercisable(2)	Exercise Price	Expiration Date
John R. Scannell	11/30/2004	11,250		$28.01	11/30/2014
	11/28/2006	13,163	7,087	$36.67	11/28/2016
	11/26/2007	20,250		$42.45	11/26/2017
	10/31/2008	20,500		$35.12	10/31/2018
	12/01/2009	15,375		$26.66	12/01/2019
	11/30/2010	20,500		$36.86	11/30/2020
	11/30/2011	18,000	9,000	$41.82	11/30/2021
	11/27/2012	10,597	21,194	$36.41	11/27/2022
	11/11/2013		15,000	$61.69	11/11/2023
Donald R. Fishback	11/30/2004	11,250		$28.01	11/30/2014
	11/26/2007	10,291	9,959	$42.45	11/26/2017
	10/31/2008	20,500		$35.12	10/31/2018
	12/01/2009	15,375		$26.66	12/01/2019
	11/30/2010	20,500		$36.86	11/30/2020
	11/30/2011	13,667	6,833	$41.82	11/30/2021
	11/27/2012	6,834	13,666	$36.41	11/27/2022
	11/11/2013		10,000	$61.69	11/11/2023
Warren C. Johnson	11/30/2004	5,304	14,946	$28.01	11/30/2014
	11/29/2005		20,250	$28.94	11/29/2015
	11/26/2007	20,250		$42.45	11/26/2017
	11/30/2010	20,500		$36.86	11/30/2020
	11/30/2011	13,667	6,833	$41.82	11/30/2021
	11/27/2012	6,834	13,666	$36.41	11/27/2022
	11/11/2013		10,000	$61.69	11/11/2023
Lawrence J. Ball	11/30/2004	14,854	5,396	$28.01	11/30/2014
	11/29/2005		20,250	$28.94	11/29/2015
	11/28/2006	20,250		$36.67	11/28/2016
	11/26/2007	20,250		$42.45	11/26/2017
	11/30/2010	20,500		$36.86	11/30/2020
	11/30/2011	13,667	6,833	$41.82	11/30/2021
	11/27/2012	6,834	13,666	$36.41	11/27/2022
	11/11/2013		10,000	$61.69	11/11/2023

Name	Grant Date(1)	Number of Securities Underlying Unexercised Options & SARs - Exercisable(2)	Number of Securities Underlying Unexercised Options & SARs - Unexercisable(2)	Exercise Price	Expiration Date
Jay K. Hennig	11/30/2004	9,623	10,627	$28.01	11/30/2014
	11/29/2005		20,250	$28.94	11/29/2015
	11/28/2006	20,250		$36.67	11/28/2016
	11/26/2007	20,250		$42.45	11/26/2017
	10/31/2008	20,500		$35.12	10/31/2018
	12/01/2009	15,375		$26.66	12/01/2019
	11/30/2010	20,500		$36.86	11/30/2020
	11/30/2011	13,667	6,833	$41.82	11/30/2021
	11/27/2012	6,834	13,666	$36.41	11/27/2022
	11/11/2013		10,000	$61.69	11/11/2023
Martin J. Berardi (retired)	11/11/2013	10,000		$61.69	4/1/2016
Joe C. Green (retired)	11/11/2013	10,000		$61.69	8/1/2016

(1)

Equity-based compensation awards are generally granted in late November or early December. The exercise price is the closing price on the date the Executive Compensation Committee approves the award. Equity-based compensation awards are not re-priced or granted retroactively.

(2)	Equity-based compensation awards are not exercisable until the first anniversary of the grant date, and vest at varying intervals as follows:

Name	Grant Date	SARs & Options Held	Vesting Schedule
John R. Scannell	11/30/2004	11,250	2,250 on 11/30/2005, 2,250 on 11/30/2006, 2,250 on 11/30/2007, 2,250 on 11/30/2008 and 2,250 on 11/30/2009
	11/28/2006	20,250	239 on 11/28/2007, 1,008 on 11/28/2008, 1,008 on 11/28/2009, 2,727 on 11/28/2010, 2,727 on 11/28/2011, 2,727 on 11/28/2012, 2,727 on 11/28/2013, 2,727 on 11/28/2014, 2,727 on 11/28/2015 and 1,633 on 11/28/2016
	11/26/2007	20,250	100% on 11/26/2010
	10/31/2008	20,500	6,834 on 10/31/2009, 6,833 on 10/31/2010 and 6,833 on 10/31/2011
	12/01/2009	15,375	5,125 on 12/01/2010, 5,125 on 12/01/2011 and 5,125 on 12/01/2012
	11/30/2010	20,500	6,834 on 11/30/2011, 6,833 on 11/30/2012 and 6,833 on 11/30/2013
	11/30/2011	27,000	9,000 on 11/30/2012, 9,000 on 11/30/2013 and 9,000 on 11/30/2014
	11/27/2012	31,791	10,597 on 11/27/2013, 10,597 on 11/27/2014 and 10,597 on 11/27/2015
	11/11/2013	15,000	5,000 on 11/11/2014, 5,000 on 11/11/2015 and 5,000 on 11/11/2016
Donald R. Fishback	11/30/2004	11,250	2,250 on 11/30/2005, 2,250 on 11/30/2006, 2,250 on 11/30/2007, 2,250 on 11/30/2008 and 2,250 on 11/30/2009
	11/26/2007	20,250	871 on 11/26/2009, 2,355 on 11/26/2010, 2,355 on 11/26/2011, 2,355 on 11/26/2012, 2,355 on 11/26/2013, 2,355 on 11/26/2014, 2,355 on 11/26/2015, 2,355 on 11/26/2016 and 2,894 on 11/26/2017
	10/31/2008	20,500	6,834 on 10/31/2009, 6,833 on 10/31/2010 and 6,833 on 10/31/2011
	12/01/2009	15,375	5,125 on 12/01/2010, 5,125 on 12/01/2011 and 5,125 on 12/01/2012
	11/30/2010	20,500	6,834 on 11/30/2011, 6,833 on 11/30/2012 and 6,833 on 11/30/2013
	11/30/2011	20,500	6,834 on 11/30/2012, 6,833 on 11/30/2013 and 6,833 on 11/30/2014
	11/27/2012	20,500	6,834 on 11/27/2013, 6,833 on 11/27/2014 and 6,833 on 11/27/2015
	11/11/2013	10,000	3,334 on 11/11/2014, 3,333 on 11/11/2015 and 3,333 on 11/11/2016
Warren C. Johnson	11/30/2004	20,250	1,736 on 11/30/2012, 3,568 on 11/30/2013 and 14,946 on 11/30/2014
	11/29/2005	20,250	100% on 11/29/2015
	11/26/2007	20,250	100% on 11/26/2010
	11/30/2010	20,500	6,834 on 11/30/2011, 6,833 on 11/30/2012 and 6,833 on 11/30/2013
	11/30/2011	20,500	6,834 on 11/30/2012, 6,833 on 11/30/2013 and 6,833 on 11/30/2014
	11/27/2012	20,500	6,834 on 11/27/2013, 6,833 on 11/27/2014 and 6,833 on 11/27/2015
	11/11/2013	10,000	3,334 on 11/11/2014, 3,333 on 11/11/2015 and 3,333 on 11/11/2016
Lawrence J. Ball	11/30/2004	20,250	581 on 11/30/2009, 3,569 on 11/30/2010, 3,568 on 11/30/2011, 3,568 on 11/30/2012, 3,568 on 11/30/2013 and 5,396 on 11/30/2014
	11/29/2005	20,250	100% on 11/29/2015
	11/28/2006	20,250	100% on 11/28/2009
	11/26/2007	20,250	100% on 11/26/2010
	11/30/2010	20,500	6,834 on 11/30/2011, 6,833 on 11/30/2012 and 6,833 on 11/30/2013
	11/30/2011	20,500	6,834 on 11/30/2012, 6,833 on 11/30/2013 and 6,833 on 11/30/2014
	11/27/2012	20,500	6,834 on 11/27/2013, 6,833 on 11/27/2014 and 6,833 on 11/27/2015
	11/11/2013	10,000	3,334 on 11/11/2014, 3,333 on 11/11/2015 and 3,333 on 11/11/2016
Jay K. Hennig	11/30/2004	20,250	2,486 on 11/30/2011, 3,568 on 11/30/2012, 3,569 on 11/30/2013 and 10,627 on 11/30/2014
	11/29/2005	20,250	100% on 11/29/2015
	11/28/2006	20,250	100% on 11/28/2009
	11/26/2007	20,250	100% on 11/26/2010
	10/31/2008	20,500	6,834 on 10/31/2009, 6,833 on 10/31/2010 and 6,833 on 10/31/2011
	12/01/2009	15,375	5,125 on 12/01/2010, 5,125 on 12/01/2011 and 5,125 on 12/01/2012
	11/30/2010	20,500	6,834 on 11/30/2011, 6,833 on 11/30/2012 and 6,833 on 11/30/2013
	11/30/2011	20,500	6,834 on 11/30/2012, 6,833 on 11/30/2013 and 6,833 on 11/30/2014
	11/27/2012	20,500	6,834 on 11/27/2013, 6,833 on 11/27/2014 and 6,833 on 11/27/2015
	11/11/2013	10,000	3,334 on 11/11/2014, 3,333 on 11/11/2015 and 3,333 on 11/11/2016
Martin J. Berardi (retired)	11/11/2013	10,000	10,000 on 4/1/2014
Joe C. Green (retired)	11/11/2013	10,000	10,000 on 8/1/2014

— 2014 OPTION AND SAR EXERCISES AND STOCK VESTED —

The following table provides information for the executive officers named in the Summary Compensation Table regarding the exercises of stock options and SARs during the fiscal year ended September 27, 2014.

	Option / SAR Awards		Stock Awards

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
John R. Scannell	—	$—	—	$ —
Donald R. Fishback	—	$—	—	$ —
Warren C. Johnson (1)	32,964	$2,165,769	—	$ —
Lawrence J. Ball	—	$—	—	$ —
Jay K. Hennig (2)	6,604	$435,732	—	$ —
Martin J. Berardi (retired) (3)	47,877	$2,535,005	—	$ —
Joe C. Green (retired) (4)	10,946	$1,160,136	—	$ —

(1)	The following details Mr. Johnson’s stock option and/or SAR exercises in the 2014 fiscal year:

Grant Date	Number of Options/SARs Exercised	Exercise Date	Exercise Price	Market Price	Amount Realized
10/31/2008	20,500	6/2/2014	$ 35.12	$ 71.95	$ 755,015
12/01/2009	15,375	6/2/2014	$ 26.66	$ 71.95	$ 696,334
11/28/2006	20,250	6/3/2014	$ 36.67	$ 71.95	$ 714,420

(2)	The following details Mr. Hennig’s stock option and/or SAR exercises in the 2014 fiscal year:

Grant Date	Number of Options/SARs Exercised	Exercise Date	Exercise Price	Market Price	Amount Realized
12/02/2003	6,604	11/25/2013	$ 19.74	$ 65.98	$ 435,732

(3)	The following details Mr. Berardi’s stock option and/or SAR exercises in the 2014 fiscal year:

Grant Date	Number of Options/SARs Exercised	Exercise Date	Exercise Price	Market Price	Amount Realized
11/30/2010	6,833	12/2/2013	$ 36.86	$ 67.92	$ 212,233
11/30/2011	6,833	12/2/2013	$ 41.82	$ 67.92	$ 178,341
11/27/2012	6,834	12/2/2013	$ 36.41	$ 67.92	$ 215,339
11/30/2004	3,568	12/3/2013	$ 28.01	$ 67.92	$ 142,399
11/30/2004	3,568	4/28/2014	$ 28.01	$ 65.45	$ 133,586
11/30/2004	9,494	4/28/2014	$ 28.01	$ 65.45	$ 355,455
11/29/2005	3,455	4/28/2014	$ 28.94	$ 65.45	$ 126,142
11/29/2005	16,795	4/28/2014	$ 28.94	$ 65.45	$ 613,185
11/30/2011	6,833	4/28/2014	$ 41.82	$ 65.45	$ 161,464
11/27/2012	13,666	4/28/2014	$ 36.41	$ 65.45	$ 396,861

(4)	The following details Mr. Green’s stock option and/or SAR exercises in the 2014 fiscal year:

Grant Date	Number of Options/SARs Exercised	Exercise Date	Exercise Price	Market Price	Amount Realized
11/30/2010	6,833	1/2/2014	$ 36.86	$ 66.98	$ 205,810
11/30/2011	6,833	1/2/2014	$ 41.82	$ 66.98	$ 171,918
11/27/2012	6,834	1/2/2014	$ 36.41	$ 66.98	$ 208,915
11/30/2011	6,833	8/1/2014	$ 41.82	$ 66.19	$ 166,520
11/27/2012	13,666	8/1/2014	$ 36.41	$ 66.19	$ 406,973

EQUITY COMPENSATION PLAN INFORMATION

The Company maintains the 2003 Stock Option Plan and the 2008 SAR Plan. Set forth below is information as of September 27, 2014 regarding equity compensation awards and the resultant Class A shares that may be issued under those plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Options, Warrants and Rights Remaining Available for Issuance Under Equity Compensation Plans (2)
Equity Compensation Plans Approved by Security Holders	1,091,373	$38.94	1,771,000

(1)

The number of securities to be issued upon exercise reports the number of shares calculated to be issued if all outstanding, in the money stock option and SAR awards were exercised at September 27, 2014. The calculation is based on the September 26, 2014 closing price and, where applicable, mandatory tax withholdings for employees at an assumed rate of 35%.

(2)

At the 2014 fiscal year end, the number of options, warrants and rights remaining available for future issuance by plan are: 1,771,000 for the 2008 SAR Plan. There are no options remaining available for issuance under the 2003 Stock Option Plan. Contingent on shareholder approval of Proposal 2 regarding the adoption of the Moog Inc. 2014 Long Term Incentive Plan, the Board has resolved to terminate the 2008 SAR Plan and as a result, the shares remaining available under the 2008 SAR Plan will no longer be available for issuance under new grants. See Proposal 2 on page 47 for more information.

PENSION BENEFITS

The Company maintains the Moog Inc. Employees’ Retirement Plan (the “Moog Retirement Plan”), a tax-qualified defined benefit retirement plan. This qualified defined benefit plan is funded by employer contributions and currently all of the named executive officers participate in the Moog Retirement Plan.

The benefit accrual available to U.S. based executive officers under the qualified defined benefit plan is limited to $255,000 in base compensation for the Plan Year ending September 30, 2014.

The Internal Revenue Code limits the benefits that may be paid from the Moog Retirement Plan. The Company maintains a Supplemental Retirement Plan (“SERP”) for its executive officers to bridge the gap between legally mandated limits on qualified pension plan benefits and the retirement benefits offered at comparable public companies, and to provide participants with supplemental benefits.

While the Company formally funds the qualified defined benefit plan, the SERP is not formally funded. A Rabbi Trust, however, was established under which certain funds have been set aside to satisfy some of the obligations under the SERP. If the funds in the Trust are insufficient to pay amounts payable under the SERP, the Company will pay the difference. The Company’s objective is to provide total retirement benefits that are competitive with peer group companies.

MOOG RETIREMENT PLAN

Under the Moog Retirement Plan, benefits are generally payable monthly upon retirement to participating employees of the Company. These benefits are based upon compensation and years of service and subject to limitations imposed by the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Internal Revenue Code. The Moog Retirement Plan is administered by a Retirement Plan Committee and covers all eligible employees with one year of service and a minimum of 1,000 hours of employment. New employees hired on or after January 1, 2008 are not eligible to participate in the Moog Retirement Plan. New employees hired after that date are covered under a defined contribution plan.

Benefits payable under the Plan are determined on the basis of compensation and credited years of service. A participant’s accrued benefit is equal to the sum of the participant’s prior service benefit, if any, and the participant’s future service benefit.

A participant is entitled to a prior service benefit if the participant was actively employed on or after January 1, 1998 (or retired as of January 1, 1998) and was employed by the Company before October 1, 1990. The prior service benefit is 1.15% of the first $20,000 of prior service compensation, plus 1.75% of prior service compensation in excess of $20,000, multiplied by the participant’s prior service. “Prior service compensation” is the greater of (i) the participant’s basic annual rate of pay on January 1, 1988, and (ii) the amount of the participant’s annual rate of pay plus overtime and shift differential received in the calendar year ending December 31, 1989, not to exceed $150,000. “Prior service” is the number of years and completed months of credited service with the Company through October 1, 1990.

A participant’s future service benefit is computed separately for each year of credited service beginning with October 1, 1990, or the participant’s date of hire, if later, and is equal to 1.15% of the participant’s future service compensation not in excess of $20,000, plus 1.75% of the participant’s future service compensation in excess of $20,000. In any event, after a participant is credited with 35 years of combined prior service and future service, the participant’s benefit for each year of future service will be 1.75% of future service compensation. “Future service compensation” with respect to a plan year is the amount of basic annual pay, plus any overtime or shift differential, a participant receives in the calendar year ending within that plan year. The maximum dollar amount of future service compensation that may be used for Plan purposes is set by law and adjusted periodically. The maximum dollar amount is $255,000 for the Plan Year ending September 30, 2014.

Any participant who entered the Moog Retirement Plan before the 2002 plan year and retires with five years or more of service will receive a minimum pension benefit. If the participant joined the Plan before October 1, 2002 and retires at age 65 with 15 or more years of vesting service, the minimum pension benefit will be at least $2,400 per year. If the participant joined the Plan before October 1, 2002 and retires at age 65 with between 5 and 15 years of service, the minimum pension benefit will be a prorated portion of the $2,400 per year minimum benefit.

A participant generally may retire and begin receiving Moog Retirement Plan benefits at normal retirement age (age 65). A participant also may retire and begin receiving Plan benefits on the first day of any month coincident with or next following the participant’s 55th birthday, but only if the participant has completed 15 years of vesting service. The amount of a participant’s monthly Plan benefit, however, will be discounted or reduced .5% for each month the early retirement benefit commences before normal retirement age.

SUPPLEMENTAL RETIREMENT PLAN (“SERP”)

The SERP provides for supplemental retirement benefits to eligible Company officers, including the named executive officers. Assuming a participant qualifies for full benefits, the SERP payment upon retirement is equal to 65% of the Officer’s compensation, less any benefits payable under the Moog Retirement Plan and reduced further by one-half the primary Social Security benefit payable at age 65. SERP benefits payable to Officers who have service with overseas subsidiaries of the Company are adjusted to account for benefits in subsidiary and national pension and social security plans. For the purposes of the SERP, an eligible Officer’s compensation generally is the sum of the average of the Officer’s highest consecutive three-year base salary prior to retirement, plus the Officer’s highest annual profit share/bonus within five fiscal years of retirement.

To be eligible for benefits under the plan, Officers must have at least 10 years of service with the Company. Full benefits are payable when the participant reaches age 65 with at least 25 years of service. Officers who became participants in the SERP on or before November 30, 2011 are eligible for full benefits when the participant reaches at least age 57 where the participant’s combined age and years of service with the Company equal at least 90. Participants qualifying for benefits under the SERP who retire before meeting age and service requirements to receive full benefits will receive a reduced benefit.

Participant benefits are also vested in the event of involuntary termination other than for cause. A termination where there has been an adverse change in duties, responsibilities, status, pay or perquisites without participant consent within two years of a change in control of the Company, as defined by the SERP, is deemed an involuntary termination, as is a termination where the participant’s pay has been reduced to a greater extent than is generally true for the executives of the Company.

The years of credited service and present value of accumulated benefits for the NEOs under the Moog Retirement Plan and the SERP are:

— 2014 PENSION BENEFITS TABLE —

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefits(2)	Payments During Last Fiscal Year
John R. Scannell	Moog Retirement Plan	11.167	$302,288	$ —
	SERP	22.667	$5,692,005	$ —
Donald R. Fishback(3)	Moog Retirement Plan	33.167	$777,444	$ —
	SERP	33.167	$4,956,979	$ —
Warren C. Johnson(3)	Moog Retirement Plan	31.667	$605,846	$ —
	SERP	31.667	$7,104,183	$ —
Lawrence J. Ball	Moog Retirement Plan	11.000	$436,455	$ —
	SERP	31.083	$5,981,752	$ —
Jay K. Hennig	Moog Retirement Plan	30.417	$548,385	$ —
	SERP	30.417	$4,889,572	$ —
Martin J. Berardi (retired)	Moog Retirement Plan	33.250	$772,927	$ —
	SERP	33.250	$5,143,135	$159,191
Joe C. Green (retired)	Moog Retirement Plan	48.500	$1,693,091	$26,230
	SERP	48.500	$5,494,150	$209,470

(1)

Credited service is determined in years and months as of September 27, 2014 and includes only service with the Company (or certain acquired employers). In general, the Company does not grant extra years of credited service.

(2)

The “Present Value of Accumulated Benefits” is based on the same assumptions as those used for the valuation of the plan liabilities in the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2014, and are calculated as of the September 27, 2014 measurement date. The assumptions made in the calculations of these amounts may be found in Note 11 to the audited financial statements in that Annual Report on Form 10-K.

(3)	Eligible for early retirement under the Moog Retirement Plan.

All SERP benefits are assumed to be paid monthly in accordance with the plan document.

— 2014 NON-QUALIFIED DEFERRED COMPENSATION —

Name	Executive Contributions in Last Fiscal Year(1)	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
John R. Scannell	—	—	—	—	—
Donald R. Fishback	—	—	—	—	—
Warren C. Johnson	—	—	—	—	—
Lawrence J. Ball	—	—	—	—	—
Jay K. Hennig	—	—	—	—	—
Martin J. Berardi (retired)	—	—	—	—	—
Joe C. Green (retired)	—	—	—	—	—

(1)	None of the NEOs deferred any salary in 2014.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL

The Company has entered into Employment Termination Benefits Agreements (“Termination Agreements”) with its executive officers. These Termination Agreements cover termination as a result of death, disability, or retirement, termination for cause, voluntary and involuntary termination of employment, as well as involuntary termination after a change in control. The following is a summary of the termination benefits provided under various circumstances.

PAYMENT UPON DEATH, DISABILITY OR RETIREMENT

In the event of the death of an officer, the estate or surviving spouse will receive a payment of six months’ salary, a management profit sharing payment pro-rated to the date of the officer’s death, and any unused vested vacation. A payment of approximately two times annual salary will be paid under the Company’s Group Life Insurance plan, subject to a cap of $4,000,000. The estate or surviving spouse will receive payments under the Company’s pension and 401(k) plans, and all unexpired stock options and SARs will fully vest, and the estate or surviving spouse will have one year to exercise unexpired ISOs and two years to exercise unexpired NQSOs and SARs.

In the event an officer becomes disabled or retires, the officer is entitled to the same benefits, as described above, with the exception of life insurance and salary continuation. If the officer becomes disabled, the officer also will receive payments under the Company’s disability plan. If the officer retires, the officer will receive all benefits provided generally by the Company to its executives upon retirement, including benefits under any retirement or supplemental retirement plans and insurance benefits provided upon retirement.

PAYMENT UPON TERMINATION FOR CAUSE

Under the Termination Agreements, “cause” is considered a harmful act or omission constituting a willful and a continuing failure to perform material and essential employment obligations, conviction of a felony, willful perpetration of common law fraud, or any willful misconduct or bad faith omission constituting dishonesty, fraud or immoral conduct, which is materially injurious to the financial condition or business reputation of the Company. In this case, the officer is entitled to all benefits vested under retirement plans, and payment of unused vested vacation. The officer is not entitled to management profit share, no severance is provided and all stock options and SARs expire.

PAYMENT UPON VOLUNTARY TERMINATION

When an officer voluntarily terminates employment with the Company, the officer is entitled to receive all pension benefits accrued under the Moog Retirement Plan and the SERP up to the date of termination (subject to the rules referenced above in the SERP description), and payment for all unused vested vacation. The officer is entitled to exercise all vested ISOs within one year of termination and all vested NQSOs within two years of termination. All unexpired vested SARs are exercisable within ninety days of termination and all unvested SARs will expire at the close of business on the date of termination.

PAYMENT UPON INVOLUNTARY TERMINATION WITHOUT CAUSE AND AFTER A CHANGE IN CONTROL

The termination benefits provided to an officer under the Termination Agreements in the case of involuntary termination without cause and in the event of involuntary termination after a change in control are identical. The officer will receive salary continuance for no less than 12 months and no more than 36 months, depending on length of service. Management profit share will be paid on a pro-rated basis for service up to the date of termination, and any unused vested vacation will be paid. The Company will pay, for one year after involuntary termination or involuntary termination after a change in control, medical, life and disability premiums on behalf of the officer, one year of auto related expenses, as well as one year of club membership dues for which reimbursement was provided by the Company. The officer is entitled to all vested benefits under the Moog Retirement Plan. All unexpired stock options and SARs will fully vest and the officer is entitled to exercise all ISOs within one year of termination and all NQSOs and SARs within two years of termination.

The Termination Agreements provide that an officer cannot compete with the Company during the term of the Termination Agreement, and in the event of an involuntary termination after a change in control, until the last payment of any benefits to the officer under the Termination Agreement. Each Termination Agreement also requires each officer not to disclose confidential information of the Company during the term of the Termination Agreement or thereafter.

The following table shows potential payments to the named executive officers upon disability and death, voluntary termination, involuntary termination without cause or involuntary termination following a change in control. The amounts shown assume that the termination was effective September 27, 2014, the last business day of the Company’s most recent fiscal year end. The actual amounts to be paid can only be determined at the actual time of an officer’s termination.

Name	Type of Payment	Upon Death	Upon Disability or Retirement	Voluntary Termination	Involuntary Termination	Involuntary Termination After a Change in Control
John R. Scannell	Severance (1)	—	—	—	$1,679,331	$2,325,228
	Salary Continuance (2)	$387,538	—	—	—	—
	Profit Share (3)	$188,044	$188,044	—	$188,044	$188,044
	Medical Coverage (4)	—	—	—	$25,638	$25,638
	Life Insurance (4)	—	—	—	$4,584	$4,584
	Disability Coverage (4)	—	—	—	$2,086	$2,086
	Professional Outplacement (4)	—	—	—	$20,000	$20,000
	Club Dues & Auto Expenses (4)	—	—	—	$6,020	$6,020
	Stock Option & SAR awards (5)	$5,464,657	$5,464,657	$4,437,752	$5,464,657	$5,464,657
	Total	$6,040,239	$5,652,701	$4,437,752	$7,390,360	$8,036,257
Donald R. Fishback	Severance (1)	—	—	—	$1,378,635	$1,378,635
	Salary Continuance (2)	$229,773	—	—	—	—
	Profit Share (3)	$112,495	$112,495	—	$112,495	$112,495
	Medical Coverage (4)	—	—	—	$25,638	$25,638
	Life Insurance (4)	—	—	—	$2,742	$2,742
	Disability Coverage (4)	—	—	—	$2,086	$2,086
	Professional Outplacement (4)	—	—	—	$20,000	$20,000
	Club Dues & Auto Expenses (4)	—	—	—	$9,762	$9,762
	Stock Option & SAR awards (5)	$4,245,998	$4,245,998	$3,554,001	$4,245,998	$4,245,998
	Total	$4,588,266	$4,358,493	$3,554,001	$5,797,356	$5,797,356
Warren C. Johnson	Severance (1)	—	—	—	$1,812,456	$1,812,456
	Salary Continuance (2)	$302,076	—	—	—	—
	Profit Share (3)	$146,575	$146,575	—	$146,575	$146,575
	Medical Coverage (4)	—	—	—	$25,038	$25,038
	Life Insurance (4)	—	—	—	$3,573	$3,573
	Disability Coverage (4)	—	—	—	$2,086	$2,086
	Professional Outplacement (4)	—	—	—	$20,000	$20,000
	Club Dues & Auto Expenses (4)	—	—	—	$833	$833
	Stock Option & SAR awards (5)	$4,083,255	$4,083,255	$3,391,259	$4,083,255	$4,083,255
	Total	$4,531,906	$4,229,830	$3,391,259	$6,093,816	$6,093,816

Name	Type of Payment	Upon Death	Upon Disability or Retirement	Voluntary Termination	Involuntary Termination	Involuntary Termination After a Change in Control
Lawrence J. Ball	Severance (1)	—	—	—	$1,505,277	$1,505,277
	Salary Continuance (2)	$250,880	—	—	—	—
	Profit Share (3)	$121,835	$121,835	—	$121,835	$121,835
	Medical Coverage (4)	—	—	—	$18,460	$18,460
	Life Insurance (4)	—	—	—	$2,972	$2,972
	Disability Coverage (4)	—	—	—	$2,086	$2,086
	Professional Outplacement (4)	—	—	—	$20,000	$20,000
	Club Dues & Auto Expenses (4)	—	—	—	$3,816	$3,816
	Stock Option & SAR awards (5)	$4,729,838	$4,729,838	$4,037,841	$4,729,838	$4,729,838
	Total	$5,102,553	$4,851,673	$4,037,841	$6,404,284	$6,404,284
Jay K. Hennig	Severance (1)	—	—	—	$1,361,427	$1,361,427
	Salary Continuance (2)	$226,905	—	—	—	—
	Profit Share (3)	$109,844	$109,844	—	$109,844	$109,844
	Medical Coverage (4)	—	—	—	$22,178	$22,178
	Life Insurance (4)	—	—	—	$2,679	$2,679
	Disability Coverage (4)	—	—	—	$2,086	$2,086
	Professional Outplacement (4)	—	—	—	$20,000	$20,000
	Club Dues & Auto Expenses (4)	—	—	—	$1,037	$1,037
	Stock Option & SAR awards (5)	$6,061,005	$6,061,005	$5,369,009	$6,061,005	$6,061,005
	Total	$6,397,754	$6,170,849	$5,369,009	$7,580,256	$7,580,256
Martin J. Berardi	Severance (1)	—	—	—	—	—
(retired)	Salary Continuance (2)	—	—	—	—	—
	Profit Share (3)	—	$51,295	—	—	—
	Medical Coverage (4)	—	—	—	—	—
	Life Insurance (4)	—	—	—	—	—
	Disability Coverage (4)	—	—	—	—	—
	Professional Outplacement (4)	—	—	—	—	—
	Club Dues & Auto Expenses (4)	—	—	—	—	—
	Stock Option & SAR awards (5)	—	$69,100	—	—	—
	Total	—	$120,395	—	—	—
Joe C. Green	Severance (1)	—	—	—	—	—
(retired)	Salary Continuance (2)	—	—	—	—	—
	Profit Share (3)	—	$128,520	—	—	—
	Medical Coverage (4)	—	—	—	—	—
	Life Insurance (4)	—	—	—	—	—
	Disability Coverage (4)	—	—	—	—	—
	Professional Outplacement (4)	—	—	—	—	—
	Club Dues & Auto Expenses (4)	—	—	—	—	—
	Stock Option & SAR awards (5)	—	$69,100	—	—	—
	Total	—	$197,620	—	—	—

(1)

Severance payments for all NEOs under an involuntary termination due to a change in control would be 36 months, and are reflected in the table above. In the event of an involuntary termination (no change in control), severance payments for Messrs. Fishback, Johnson, Ball and Hennig would be 36 months; and Mr. Scannell 26 months.

(2)	Represents payment of base salary for a period of six months to officer’s surviving spouse or estate.

(3)	For years when there is management profit share, termination benefits would include those profit share payments for all except voluntary termination.

(4)

For purposes of determining premiums for medical, life and disability coverage, the premiums paid in 2014 are reflected and for club dues, the amount paid in the 2014 fiscal year are reflected. Outplacement services have been estimated at $20,000. In the event of death, the estate or beneficiary of the officers will receive a life insurance payment pursuant to a plan covering all employees, subject to a cap of $4,000,000. In the event of disability, the officers are covered under a disability plan for all employees, which for officers provides up to 70% of pay until normal retirement age.

(5)

This is the value of outstanding, in the money stock option and SAR awards at September 27, 2014. The value was determined using the September 26, 2014 closing price. For stock options, the value was calculated by multiplying the market price by shares which can be acquired assuming all such options were exercised less the exercise price of the option. For SARs, the value was calculated for the increase in the market price over the exercise price.

DIRECTORS AND OFFICERS INDEMNIFICATION INSURANCE

On November 30, 2004, the Board of Directors approved indemnification agreements for officers, directors and key employees, replacing a previous indemnification agreement for officers and directors established in 1987. The indemnification agreement provides that officers, directors and key employees will be indemnified for expenses, investigative costs and judgments arising from threatened, pending or completed legal proceedings. The form of the indemnification agreement was filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K filed on December 1, 2004.

On November 1, 2014 the Company renewed an officers and directors indemnification insurance coverage through policies written by the Chubb Group, Travelers, AIG, Allied World, and Freedom Specialty. The renewal was for a one-year period at an annual premium of $710,462. The policy provides indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of their conduct in such capacities. No payments or claims of indemnification or expenses have been made under any such insurance policies purchased by the Company at any time.

AUDIT COMMITTEE REPORT

The Audit Committee is composed solely of independent directors, as determined by the Board of Directors under the rules of the Securities and Exchange Commission, the New York Stock Exchange listing standards, and the Company’s standards for director independence. The Board of Directors has determined that each member of the Audit Committee is an “audit committee financial expert,” as defined under applicable federal law and regulations. The Board of Directors has adopted a written charter for the Audit Committee, which is available on the Company’s website. The Audit Committee has sole authority to appoint, terminate or replace the Company’s independent registered public accounting firm, which reports directly to the Audit Committee.

The Audit Committee reviews the Company’s financial statements and the Company’s financial reporting process. Management has the primary responsibility for the Company’s financial statements and internal control over financial reporting, as well as disclosure controls and procedures.

In this context, the Audit Committee reviewed and discussed with management and Ernst & Young LLP, the Company’s independent registered public accounting firm, the Company’s audited consolidated financial statements for the fiscal year ended September 27, 2014. In addition, the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 16, Communications with Audit Committees, as amended or supplemented.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Accounting Oversight Board regarding the independent public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K, for the fiscal year ended September 27, 2014, filed with the Securities and Exchange Commission.

Kraig H. Kayser, Chair	William G. Gisel, Jr.
Peter J. Gundermann

— AUDIT FEES AND PRE-APPROVAL POLICY —

The following table sets forth the fees incurred by the Company related to the services of the Company’s principal independent accountants, Ernst & Young LLP for the fiscal years ended September 27, 2014 and September 27, 2014:

	Fiscal Year Ended September 27, 2014	Fiscal Year Ended September 28, 2013
Audit Fees	$1,701,608	$2,023,768
Audit-Related Fees	120,000	28,011
Tax Fees	244,489	165,387
All Other Fees	—	5,907

Total	$2,066,096	$2,223,072

Tax fees relate to services associated with tax planning and compliance.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to any de minimis exceptions described in the Exchange Act which are approved by the Audit Committee. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. None of the services described above were approved by the Audit Committee under the de minimis exception provided by SEC Regulation S-X, Rule 2-01(c)(7).

PROPOSAL 2 — APPROVAL OF THE MOOG INC. 2014 LONG TERM INCENTIVE PLAN

SUMMARY

The Board of Directors (the “Board”), following the recommendation of the Executive Compensation Committee (the “Compensation Committee”), has adopted the Moog Inc. 2014 Long Term Incentive Plan (the “Plan” or the “2014 Plan”) on November 11, 2014. The Board is recommending that shareholders approve the adoption of the 2014 Plan at the Company’s 2015 Annual Meeting of shareholders.

The Plan, in the Board’s view, is integral to the Company’s compensation strategy and will enhance the ability to align equity-based awards with business performance, as well as help effectively recruit, motivate and retain the caliber of employees essential to the Company’s success while providing an opportunity to acquire a meaningful, significant and growing proprietary interest in the Company.

The total number of shares of common stock with respect to which awards may be granted under the Plan is 2,000,000 shares, or approximately 4.5% of the weighted average common shares outstanding. The Board expects that, under the proposed equity compensation strategy, the Plan will enable the Company to meet its equity compensation needs for the next five years.

While the Board believes the Company’s existing incentive compensation program has been successful in aligning the interests of key employees and shareholders, the Board believes a compensation strategy placing more emphasis on long-term performance-based equity awards further aligns incentive compensation received by key employees with shareholders’ interests. The design of the Plan and equity compensation strategy focuses on a broad range of performance indicators and also incorporates features in the Plan that reflect sound corporate governance principles. The Company’s intent is to issue awards to a broader executive group than under previous incentive compensation plans. By including multiple types of equity awards, the Compensation Committee has greater flexibility structuring incentive compensation.

Contingent on shareholder approval of the 2014 Plan, the Board has resolved to terminate the 2008 Stock Appreciation Rights Plan (the “SARs Plan”). As a result, if the shareholders approve the 2014 Plan, the shares remaining available under the SARs Plan will no longer be available for issuance under new grants.

PLAN HIGHLIGHTS

A summary of the principal features of the Plan is provided below, but is qualified in its entirety by reference to the full text of the Plan which is attached as Exhibit A to this proxy statement.

Plan Term	Effective January 7, 2015; no new awards may be granted after January 7, 2025, or earlier if terminated by the Board

Persons Eligible for Grants	Employees and non-employee directors of Moog Inc. and its subsidiaries

Shares Authorized	2,000,000 shares of common stock

Types of Awards Available	• Non-Qualified Stock Options (“NQSOs”) • Incentive Stock Options (“ISOs”) • Stock Appreciation Rights (“SARs”) • Restricted Stock • Restricted Stock Units (“RSUs”) • Stock Bonuses

Plan Features intended to protect shareholders’ interests	• The number of shares requested, 2,000,000, represents an additional 4.5% of shares of the weighted average common stock outstanding.

• The Plan has a ten-year term with a fixed number of shares authorized for issuance. It is not an “evergreen” plan.

• It does not contain “liberal share counting” provisions. Only shares relating to awards that are cancelled, forfeited or settled in cash again become available for issuance.

• It prohibits the use of discounted stock options or SARs, reload options, and repricing without shareholder approval.

• It does not permit options or other benefits to be transferred to third parties for consideration.

• It contains, with certain exceptions, a minimum three-year pro-rata vesting schedule for time-based awards of restricted stock and RSUs.

The Plan contemplates the use of a mix of equity award types, and the Compensation Committee will determine the optimal mix from year to year with increasing emphasis on performance-based vesting. It is anticipated that time-based Stock options and SARs would become exercisable in a pro-rata method over a three-year period. Further, the Committee anticipates that time-based restricted stock and RSUs would have a three to five year vesting schedule. It is also expected that some awards will vest based on satisfaction of certain performance criteria, even if they are not qualified performance-based awards under Section 162(m) of the Internal Revenue Code (the “Code”).

With respect to performance-based restricted stock or RSUs, while a variety of performance goals are permitted under the Plan, the Compensation Committee presently contemplates establishing goals based on a variety of targets, including sales growth, margin improvement and free cash flow targets to be achieved over a three to five year period. Further, these awards will not fully vest unless a certain performance level has been met at the end of the three-year period. The level of performance achieved will determine the amount of stock that vests and it is anticipated that performance would be judged on a cumulative basis.

The Compensation Committee also expects to impose a right of first refusal and a right to repurchase shares on termination of employment on all awards settled in shares of Class B common stock.

POTENTIAL DILUTION

The Compensation Committee and the Board considered the expected shareowner value transfer and potential dilution that would result by adopting the Plan and believe that the 2,000,000 shares to be granted under the Plan represent a prudent balance, enabling us to make competitive levels of equity based compensation awards while at the same time meeting the interests of shareholders.

The anticipated burn rate and dilution resulting from the Plan will be reasonable. As noted in the summary, contingent on shareholder approval of the 2014 Plan, no further awards will be made under the SARs Plan. Therefore, the total number of shares reserved for issuance under the 2014 Plan, plus outstanding awards and available shares under the Company’s existing incentive compensation plans would be 4,051,405 shares as of November 11, 2014, representing potential dilution of approximately 8.9%.

Potential dilution is calculated by dividing (i) the total shares underlying equity awards that may be made under the 2014 Plan (2,000,000) plus (ii) the total shares to be issued on exercise or settlement of outstanding equity awards under the SARs Plan and 2003 Stock Option Plan (2,051,405) (collectively, “the numerator”) by (i) the total number of outstanding Class A shares and Class B shares of Common Stock as of November 11, 2014 (41,396,135) plus (ii) the number of shares in the numerator.

Potential Dilution = [2,000,000 + 2,051,405] / [ (37,062,992 + 4,333,143) + 4,051,405 ] = 8.9%

Potential dilution, as calculated above, is based on 37,062,992 Class A shares and 4,333,143 Class B shares issued and outstanding as of November 11, 2014, the record date, and assumes that all authorized shares under the Plan are granted. As of November 11, 2014, there were approximately 411,130 Class A shares subject to outstanding awards under the 2003 Stock Option Plan. There were also approximately 1,609,499 Class A shares available for new grants, and approximately 1,640,275 shares subject to outstanding awards, under the SARs Plan. The term of the 2003 Stock Option Plan has already expired. As previously referenced, contingent on the shareholder approval of the Plan, the Board has also resolved to terminate the SARs Plan and all shares remaining available for new grants under the SARs Plan. SARs awards outstanding at the termination of the SARs Plan will remain in effect and will continue to be administered according to their terms and the provisions of the SARs Plan, but no new awards will be made under the SARs Plan following its termination.

The calculation above assumes all outstanding awards under the SARs Plan, 2003 Stock Option Plan and proposed 2014 Plan will be earned and settled with newly issued shares. Actual dilution will be impacted by the following factors:

•

Shares to be issued on exercise or settlement of outstanding equity awards under the SARs Plan are calculated for net settlement based upon appreciation of the fair market value at the time of exercise and, where applicable, mandatory tax withholdings for employees. As a result, the potential dilutive effect would be less.

•

To the extent Class A shares issued pursuant to any of these incentive compensation plans are acquired through open market purchases or privately negotiated transaction, the potential dilutive effect will be less.

With respect to the 2014 Plan, Class B share awards may be satisfied only by acquiring, through open market purchases or privately negotiated transactions, Class B shares which are outstanding at the time shareholders approve the 2014 Plan. As such, Class B awards will not be dilutive nor have an effect on the voting power of Class B shares relative to Class A shares.

2014 PLAN DETAIL OVERVIEW

In the description below, those eligible for awards under the Plan are referred to as “Participants.” Participants include all employees and non-employee directors of Moog Inc. and its subsidiaries. This section provides key details of the Plan, but is qualified in its entirety by reference to the full text of the Plan which is attached as Exhibit A to this proxy statement.

Shares Available for Issuance

If the Plan is approved by the shareholders, the maximum number of shares of common stock reserved for future grants under the Plan will be 2,000,000.

Administration and Eligibility

The Plan will be administered by the Compensation Committee or such other committee as the Board may appoint from time to time (the “Committee”), provided that at all times the Committee will consist of two or more directors, each of whom will satisfy the requirements: (i) established for administrators acting under plans intended to qualify for exemption under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) for outside directors acting under plans intended to qualify for exemption under Section 162(m) of the Code. The Committee will approve the aggregate awards and the individual awards for the most senior elected officers and non-employee directors, subject to ratification of the Board. The Committee may delegate some of its authority under the Plan in accordance with the terms of the 2014 Plan.

The total number of shares of common stock subject to options and SARs awarded to any one employee during any fiscal year may not exceed 100,000 shares, and the total number of shares of common stock subject to Performance-Based Awards that may be awarded to any one employee during any fiscal year may not exceed 100,000 shares. The total number of shares of common stock subject to awards granted to any one non-employee director during any fiscal year may not exceed 10,000 shares.

Awards

Stock Options. The Committee is authorized to grant stock options (“Options”) to Participants (“Optionees”), which may be either ISOs or NQSOs. The total number of shares of common stock issuable under the Plan on exercise of ISOs may not exceed 500,000 shares. The exercise price of any Option must be at least equal to the fair market value of the shares on the date of the grant. The Plan prohibits repricing of Options without shareholder approval.

For purposes of the Plan, “fair market value” means, for any particular date, (i) for any period during which common stock is listed for trading on a national securities exchange, a price based upon the trading price per share of common stock on the exchange, or (ii) for any period in which the stock is not listed on a national securities exchange, the market price per share of common stock as determined in good faith by the Board. In either case, the fair market value will be determined in accordance with the valuation requirements of the regulations to Section 409A of the Code.

At the time of the grant, the Committee in its sole discretion will determine when Options are exercisable and when they expire, provided the term of an Option does not exceed 10 years.

Payment for shares purchased upon exercise of an Option must be made in full at the time of purchase. Payment may be made: (a) in cash, (b) subject to the approval of the Committee, by the transfer to us of shares owned by the Participant having a fair market value on the date of exercise equal to the option exercise price (or certification of ownership of such shares), (c) to the extent permitted by applicable law, by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to us the amount of sale proceeds from the option shares or loan proceeds to pay the exercise price and any withholding taxes due to us, or (d) in such other manner as may be authorized by the Committee.

SARs. The Committee has the authority to grant SARs to Participants and to determine the number of shares subject to each SAR, the term of the SAR (provided it does not exceed ten years), the time or times at which the SAR may be exercised, and all other terms and conditions of the SAR. A SAR is a right, denominated in shares, to receive upon exercise of the right, in whole or in part, without payment to us, an amount payable in shares that is equal to: (i) the fair market value of common stock on the date of exercise, minus (ii) the exercise price, multiplied by the number of shares for which the right is exercised. SARs will be settled in Company shares plus cash for fractional share amounts. The exercise price of any SAR must be at least equal to the fair market value of the shares on the date of the grant. The Plan prohibits repricing of SARs without shareholder approval.

Restricted Stock and Restricted Stock Units. Restricted stock consists of shares that the Company transfers or sells to a Participant that are subject to a substantial risk of forfeiture and to restrictions on their sale or other transfer by the Participant. RSUs are the right to receive shares at a future date after vesting upon the satisfaction of certain conditions and restrictions. The Committee determines the eligible Participants to whom, and the times at which, grants of restricted stock or RSUs will be made, the number of shares or units to be granted, the price to be paid, if any, the times within which the shares covered by the grants will be subject to forfeiture, the times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but not be limited to, the attainment of performance goals (as described below), continuous service with us, the passage of time or other restrictions or conditions. Awards of restricted stock may require that dividends paid on shares of restricted stock be held in escrow until all restrictions on the shares have lapsed. At the discretion of the Committee, dividend equivalents may be granted with respect to RSUs, subject to such limitations as may be determined by the Committee.

Stock Bonuses. A Participant who is granted a stock bonus has the right to receive shares of common stock in accordance with the terms of such grant.

Performance Goals. Awards under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code, but limited to: net earnings (either before or after interest, taxes, depreciation or amortization), economic value-added (as determined by the Committee),total shareholder return, sales or revenue, net income (either before or after taxes), operating earnings or income, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on investment, return on shareholders’ equity, return on assets or net assets, return on capital, debt reduction, shareholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, cost reduction or savings, customer or employee satisfaction, quality, delivery, safety, working capital, earnings or diluted earnings per share, price per share of Company Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group (“Performance Criteria”). For Options, SARs and awards not intended to constitute performance-based compensation under Section 162(m) of the Code, performance goals may include other financial or other measurements established by the Committee.

Vesting of Awards. For restricted stock or RSUs intended to vest solely on the basis of the passage of time, the restricted stock or RSU will not vest more quickly than ratably over a three-year period beginning on the first anniversary of the award. However, restricted stock and RSUs may vest more quickly, in the event of (a) death of disability, (b) job loss due to workforce reduction, job elimination or divestiture or (c) under the “change in control” provisions of the Plan. RSUs may also vest more quickly in the event of retirement, and restricted stock and RSUs made in conjunction with the recruitment of new employees may not be subject to the same minimum time-based vesting requirement.

Amendment of the Plan

The Board has the right and power to amend the Plan, provided, however that the Company will obtain shareholder approval of any amendment of the Plan to the extent necessary to comply with applicable laws, regulations or stock exchange rules.

Termination of the Plan

The Board may suspend or terminate the Plan at any time. The Plan is scheduled to terminate on January 8, 2025. Termination will not in any manner impair or adversely affect any award outstanding at the time of termination.

Change in Control

Unless otherwise provided in the agreement providing for the Award or unless otherwise determined by the Committee, upon the occurrence of a Change in Control (as defined below), all outstanding Options and SARs will become vested and exercisable and all restricted stock and RSUs will become vested. Unless otherwise provided in the agreement providing for the Award or unless otherwise determined by the Committee, upon the termination of a Participant’s employment within 12 months following the occurrence of a Change in Control and if the termination is not (i) due to the Participant’s death or disability, (ii) a termination by the Company for Cause or (iii) a voluntary termination by the Participant absent good reason, all outstanding Options and SARs will remain exercisable for a period of two years following the termination, except that no Option or SAR will be exercisable after the expiration of its original term. In addition, the Committee may in its discretion, cancel any outstanding Options and SARS, and pay to the holders of the awards, in cash or stock, or any combination thereof, the value of the awards based upon the price per share of the class of Company common stock to be received by other shareholders in the Change in Control less, the exercise price of the Options or SARs. If the Change in Control constitutes a “change in control event” within the meaning of Section 409A of the Code, or, in the case of a liquidation or dissolution of the Company that complies with procedures set forth in the regulations to Section 409A of the Code, any outstanding RSUs will be canceled and the holders will be paid the value of the RSUs based upon the price per share of the class of Company common stock to be received by other shareholders in the Change in Control.

For purposes of the Plan, a “Change in Control” means:

(i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), becomes, directly or indirectly, the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 25% or more of either (A) the then-outstanding shares of Company Stock (the “Outstanding Moog Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Moog Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company or (4) any acquisition pursuant to a transaction described in subsections (iii)(A), (iii)(B) and (iii)(C) below;

(ii) any time at which individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination: (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Moog Common Stock and the Outstanding Moog Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 75% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Moog Common Stock and the Outstanding Moog Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Adjustments

If there is any change in the number, class, market price or terms of the Company’s common stock by reason of any stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by reason of any merger, consolidation, spin-off or other corporate reorganization in which the Company is the surviving corporation, the number of shares available for issuance both in the aggregate and with respect to each outstanding award, the exercise price, and the limitations on grants will be proportionately adjusted by the Committee, whose determination shall be final and binding.

Reusage

To the extent that an award under the Plan terminates, expires, is cancelled, forfeited, or lapses for any reason, or if an award is settled by payment of cash, any shares of common stock subject to the Benefit shall again be available for the grant of an award under the Plan. Shares that are used to pay the exercise price of an Option and shares withheld to satisfy tax withholding obligations will not be available for further grants of awards under the Plan. All shares of the Company’s common stock covered by a SAR, to the extent it is exercised and settled in shares of common stock, will be considered issued or transferred under the Plan. To the extent permitted by applicable law or any exchange rule, shares of the Company’s common stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of the Company’s subsidiaries will not be counted against shares of common stock available for grant under the Plan. Dividend equivalents payable in cash will not be counted against the shares available for issuance under the Plan.

Clawback

Any award that is subject to recovery under any law, government regulation or stock exchange listing requirement will be subject to such deductions and clawback as may be required under the applicable law, regulation or listing requirement.

U.S. Federal Income Tax Consequences

The Company has been advised by counsel that the federal income tax consequences as they relate to awards are as follows:

ISOs. An Optionee does not generally recognize taxable income upon the grant or upon the exercise of an ISO. However, the exercise of an ISO may for some Optionees trigger liability for the alternative minimum tax. Upon the sale of ISO shares, the Optionee recognizes income in an amount equal to the difference, if any, between the exercise price of the ISO shares and the fair market value of those shares on the date of sale. The income is taxed at long-term capital gains rates if the Optionee has not disposed of the stock within two years after the date of the grant of the ISO and has held the shares for at least one year after the date of exercise, and the Company is not entitled to a federal income tax deduction. The holding period requirements are waived when an Optionee dies.

If an Optionee sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant (a “disqualifying disposition”), the Optionee recognizes ordinary income to the extent of the lesser of: (i) the gain realized upon the sale; or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the Optionee has held the ISO shares prior to disposition. In a year of a disqualifying disposition, the Company receives a federal income tax deduction in an amount equal to the ordinary income that the Optionee recognizes as a result of the disposition.

NQSOs. An Optionee does not recognize taxable income upon the grant of an NQSO. Upon the exercise of such an Option, the Optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NQSO on the date of exercise exceeds the exercise price. The Company receives an income tax deduction in an amount equal to the ordinary income that the Optionee recognizes upon the exercise of the Option.

Restricted Stock. A Participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the Participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (i) freely transferable; or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares. Any dividends paid to a Participant while the restricted stock remains subject to the restrictions would be treated as compensation for federal income tax purposes.

A Participant may elect to recognize income at the time he or she receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award.

The Company receives a compensation expense deduction in an amount equal to the ordinary income recognized by the Participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the Participant had filed a timely election to accelerate recognition of income).

Other Awards. In the case of an exercise of a SAR or an award of RSUs, the Participant will generally recognize ordinary income in an amount equal to the fair market value of any shares received on the date of payment or delivery. In that taxable year, the Company will receive a federal income tax deduction in an amount equal to the ordinary income which the Participant has recognized. Any dividend equivalents paid to a Participant related to RSUs would be treated as compensation for federal income tax purposes.

Code Section 162(m) Deduction Limit

The Plan is designed so that all qualified performance-based awards that are conditioned on the Performance Criteria as described above, and all Options and SARs granted under the Plan, may be eligible to meet the requirements for qualified performance-based compensation under Section 162(m) of the Code and may be fully deductible. While the Committee believes it is important to preserve the deductibility of compensation under Section 162(m) of the Code generally, there is no guarantee that the performance-based compensation exemption would be available in any particular circumstance, and the Board and the Committee reserve the right to grant or approve awards or compensation that are non-deductible.

Section 409A

Section 409A of the Code covers most programs that defer the receipt of compensation to a succeeding taxable year and provides strict rules for elections to defer (if any) and for timing of payouts. There are significant penalties placed on the individual employee for failure to comply with Section 409A of the Code. However, it does not impact the Company’s ability to deduct deferred compensation. Section 409A does not generally apply to (i) Options that are not granted at less than fair market value, (ii) SARs that are not granted at less than fair market value and that do not pay a benefit greater than the difference between fair market value at exercise and fair market value at grant, and (ii) restricted stock, provided there is no deferral of income beyond the vesting date. Section 409A of the Code may apply to RSUs.

The Board of Directors unanimously recommends a vote “FOR” the adoption of the Moog Inc. 2014 Long Term Incentive Plan.

PROPOSAL 3 — NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that shareholders have the opportunity to cast a non-binding advisory vote on executive compensation.

The advisory vote on executive compensation is a non-binding vote on the compensation of our named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement. Please read the Compensation Discussion and Analysis section of this proxy statement for a detailed discussion about our executive compensation programs, including information about the 2014 fiscal year compensation of our named executive officers.

The advisory vote on executive compensation is not a vote on our general compensation policies, the compensation of our Board of Directors, or our compensation policies as they relate to risk management. The Dodd-Frank Act requires that we hold the advisory vote on executive compensation at least once every three years.

The Executive Compensation Committee oversees and administers our executive compensation program, including the evaluation and approval of compensation plans, policies and programs offered to our named executive officers. Our executive compensation program is designed to take a balanced approach. Annual salary increases are linked to market rates and individual job performance while cash bonuses reflect annual earnings per share performance. Long-term goals are rewarded through the Company’s executive stock incentive program.

The vote solicited by this Proposal 3 is advisory, and therefore is not binding on the Company, the Board of Directors or the Executive Compensation Committee. While the vote on executive compensation is non-binding and advisory in nature, our Executive Compensation Committee and Board of Directors will take the outcome of this vote into account when considering future executive compensation arrangements. Shareholders will be asked at the 2015 Annual Meeting of Shareholders to approve the following resolution pursuant to this Proposal 3:

“RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures contained in this proxy statement.”

In view of the comparisons of Base Salary and Awarded Compensation shown on pages 24-25, we consider our Company’s compensation practices to be prudent. Therefore,

The Board of Directors recommends that you vote FOR approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures contained in this proxy. Proxies will be voted FOR approval of the proposal unless otherwise specified.

PROPOSAL 4 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, on the recommendation of the Audit Committee, has selected Ernst & Young LLP, an independent registered public accounting firm, to continue as independent auditors of the Company for the 2015 fiscal year. Representatives of Ernst & Young LLP are expected to attend the shareholders meeting, will be given the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” ratification of Ernst & Young LLP as auditors for fiscal year 2015.

PROPOSALS OF SHAREHOLDERS FOR 2015 ANNUAL MEETING

To be considered for inclusion in the proxy materials for the 2015 Annual Meeting of Shareholders, shareholder proposals must be received by the Secretary of the Company no later than August 14, 2015. Under the Company’s by-laws, if a shareholder wishes to nominate a director or bring other business before the shareholders at the 2015 Annual Meeting without having a proposal included in the proxy statement for that meeting, the shareholder must notify the Secretary of the Company in writing between September 9, 2015 and October 9, 2015, and the notice must contain the specific information required by the Company’s by-laws. A copy of the Company’s by-laws can be obtained without charge from the Treasurer of the Company, East Aurora, New York, 14052.

Section 1.06 of the Company’s by-laws provides that proposals may be properly brought before an annual meeting by a shareholder of record (both at the time notice of the proposal is given by the shareholder and as of the record date of the annual meeting in question) of any shares of the Company entitled to vote at the annual meeting if the shareholder provides timely notice of the proposal to the Secretary of the Company in accordance with the requirements of the by-laws. A shareholder making a proposal at an annual meeting must be present at such meeting in person, and the business brought before an annual meeting must also be a proper matter for shareholder action under the New York Business Corporation Law.

A shareholder’s notice to the Secretary of the Company must set forth certain information regarding the shareholder and the proposal, including the name and address of the shareholder, a brief description of the business the shareholder desires to bring before the annual meeting and the reasons for conducting such business at such annual meeting, the class or series and number of shares beneficially owned by the shareholder, the names and addresses of other shareholders known to support such proposal and any material interest of the shareholder in such proposal.

Section 1.06 further provides that nominations of candidates for election as directors of the Company at any annual meeting of shareholders may be made by a shareholder of record (both at the time notice of such nomination is given by the shareholder and as of the record date of the annual meeting in question) of any shares of the Company entitled to vote at the annual meeting for the election of directors if the shareholder provides timely notice to the Secretary of the Company in accordance with the requirements of the by-laws. A shareholder may nominate a candidate for election as a director only as to such class of director whose election the shareholder would be entitled to vote thereon at an annual meeting of shareholders. Any shareholder who desires to make a nomination must be present in person at the annual meeting.

In addition to the information required in a notice of a proposal, a notice to the Secretary with respect to nominations must contain certain information regarding each proposed nominee for director, including, the nominee’s name, age, business and residence address, principal occupation, the class or series and number of shares of the Company beneficially owned by the nominee and a consent of the nominee to serve as a director, if elected. The notice must also provide a description of any arrangements or understandings between the nominating shareholder and each nominee and such other information concerning the nominee as required pursuant to the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.

Further information regarding proposals or nominations by shareholders can be found in Section 1.06 of the Company’s by-laws. If the Board of Directors or a designated committee determines that any proposal or nomination was not made in a timely fashion or fails to meet the information requirements of Section 1.06 in any material respect, such proposal or nomination will not be considered.

As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at this meeting other than those specifically referred to in this Proxy Statement. If other matters properly come before the meeting, it is intended that the holders of the proxies will act with respect thereto in accordance with their best judgment.

The cost of this solicitation of proxies will be borne by the Company. The Company may request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record, and will reimburse such persons for any reasonable expense in forwarding the material. The Company anticipates hiring Alliance Advisors LLC to assist in the solicitation of proxies for a fee anticipated to be $6,500, plus disbursements. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone and will not receive any additional compensation.

Copies of the 2014 Annual Report of the Company, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2014, are being mailed to shareholders, as are this Proxy Statement, proxy card and Notice of Annual Meeting of Shareholders. Additional copies may be obtained, without charge, from the Treasurer of the Company, East Aurora, New York 14052.

By Order of the Board of Directors

ROBERT J. OLIVIERI, Secretary

Dated: East Aurora, New York

                December 12, 2014

EXHIBIT A

MOOG INC.

2014 LONG TERM INCENTIVE PLAN

EXHIBIT TO PROPOSAL 2 ON PAGE 47 OF THIS PROXY STATEMENT

EXHIBIT A

MOOG INC.

2014 LONG TERM INCENTIVE PLAN

EXHIBIT A — TABLE OF CONTENTS

1.	PREAMBLE	A-1
2.	DEFINITIONS	A-1
3.	STOCK SUBJECT TO THE PLAN	A-6
4.	ADMINISTRATION OF THE PLAN	A-7
5.	ELIGIBILITY	A-8
6.	AWARDS UNDER THE PLAN; AWARD AGREEMENTS	A-8
7.	OPTIONS AND STOCK APPRECIATION RIGHTS	A-8

EXHIBIT A – MOOG INC. 2014 LONG TERM INCENTIVE PLAN

MOOG INC.

2014 LONG TERM INCENTIVE PLAN

1.	PREAMBLE

This Moog Inc. 2014 Long Term Incentive Plan (the “Plan”) is intended to promote the interests of Moog Inc., a New York corporation (“Moog” and, together with its Subsidiaries, the “Company”), and its shareholders by providing officers and other employees and non-employee directors of the Company with appropriate incentives and rewards to encourage them to enter into and continue in service to the Company and to acquire a meaningful, significant and growing proprietary interest in Moog, while aligning the interests of key employees and management with those of the shareholders.

This Plan is intended to provide a flexible framework that will permit the development and implementation of a variety of stock-based programs based on changing needs of the Company, its competitive market and the regulatory climate.

2.	DEFINITIONS

As used in the Plan, the following definitions apply to the terms indicated below:

(a) “AWARD” means an Option, SAR, share of Restricted Stock, Restricted Stock Unit or Stock Bonus granted under the terms of the Plan.

(b) “AWARD AGREEMENT” means the written or electronic document approved by the Committee that evidences an Award and sets forth its terms and conditions. The Committee may require an Award Agreement to be executed or acknowledged by a Participant as a condition to receiving an Award or the benefits under an Award. In the absence of such a requirement, the acceptance of the Award by the Participant will constitute agreement to the terms of the Award.

(c) “BOARD OF DIRECTORS” or “BOARD” means the Board of Directors of Moog.

(d) “CAUSE” means, termination of employment of a Participant for cause under the Company’s generally applicable policies and procedures or, in the case of a non-employee director of Moog, for circumstances that would constitute cause if such policies and procedures were applicable.

(e) “CHANGE IN CONTROL,” unless otherwise defined in an Award Agreement, means:

(1) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”), becomes, directly or indirectly, the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 25% or more of either (i) the then-outstanding shares of Company Stock (the “Outstanding Moog Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of Moog entitled to vote generally in the election of directors (the “Outstanding Moog Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions will not constitute a Change in Control: (A) any acquisition directly from Moog, (B) any acquisition by Moog, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Moog or any affiliated company, or (D) any acquisition pursuant to a transaction described in subsections (3)(i), (3)(ii) and (3)(iii) below;

(2) Any time at which individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by Moog’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

EXHIBIT A – MOOG INC. 2014 LONG TERM INCENTIVE PLAN

(3) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving Moog or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of Moog, or the acquisition of assets or stock of another entity by Moog or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination:

(i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Moog Common Stock and the Outstanding Moog Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 75% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns Moog or all or substantially all of Moog’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Moog Common Stock and the Outstanding Moog Voting Securities, as the case may be,

(ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Moog or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and

(iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(4) Approval by the shareholders of Moog of a complete liquidation or dissolution of the Company or Moog.

(f) “CLASS A COMMON STOCK” means the Class A Common Stock, par value $1.00 per share of Moog.

(g) “CLASS B COMMON STOCK” means the Class B Common Stock, par value $1.00 per share of Moog.

(h) “CODE” means the Internal Revenue Code of 1986, as amended.

(i) “COMMITTEE” means the Executive Compensation Committee of the Board of Directors or such other committee as the Board may appoint from time to time to administer the Plan. The Committee will at all times consist of two or more persons, each of whom is a member of the Board. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3, members of the Committee (or any subcommittee) will be “non-employee directors” within the meaning of Rule 16b-3. To the extent required for compensation realized from Awards under the Plan to be deductible by the Company in accordance with Code Section 162(m), members of the Committee (or any subcommittee) will be “outside directors” within the meaning of Code Section 162(m). Nothing in the Plan may be construed to require the Committee or the Board to grant Awards that satisfy the requirements of Code Section 162(m).

(j) “COMPANY STOCK” or “STOCK” means the Class A Common Stock or Class B Common Stock.

(k) “COVERED EMPLOYEE” means a Participant who is, or could be, a “covered employee” within the meaning of Code Section 162(m).

EXHIBIT A – MOOG INC. 2014 LONG TERM INCENTIVE PLAN

(l) “DISABILITY,” unless otherwise provided in an Award Agreement, means

(1) with respect to a Participant who is a party to a written employment agreement with the Company that contains a definition of “disability” or “permanent disability” (or words of like import) for purposes of termination of employment by the Company, “disability” or “permanent disability” as defined in the most recent of such agreements; or

(2) in all other cases, means a Participant’s inability to substantially perform his or her duties to the Company by reason of physical or mental illness, injury, infirmity or condition: (i) for a continuous period of 180 days, or for one or more periods aggregating 180 days in any 12-month period; (ii) at such time as the Participant is eligible to receive disability income payments under any long-term disability insurance plan maintained by the Company; or (iii) at such earlier time as the Participant or the Company submits medical evidence, in the form of a physician’s certification, that the Participant has a physical or mental illness, injury, infirmity or condition that will likely prevent the Participant from substantially performing his or her duties for 180 days or longer.

(m) “DIVIDEND EQUIVALENTS” means a right granted to a Participant under Section 9 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

(n) “EFFECTIVE DATE” means, if the Plan is approved by a majority of the votes cast by Moog’s shareholders at the 2015 annual meeting, the date of approval by such shareholders at the 2015 annual meeting. No Awards will be made under the Plan unless shareholder approval is obtained.

(o) “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended.

(p) “FAIR MARKET VALUE” means:

(1) If the Company Stock is listed for trading on a national securities exchange,

(i) with respect to grant dates of Awards, the Fair Market Value of the Class A Common Stock will be the closing price per share of the Class A Common Stock on the exchange on the last trading day immediately preceding the grant date, and the Fair Market Value of the Class B Common Stock will be the average selling price per share of the Class B Common Stock on the exchange during the 10 calendar day period after the date of grant, determined by calculating the arithmetic mean of the selling prices on all trading days during the 10 day period; and

(ii) with respect to the exercise dates of SARs and Options, the Fair Market Value of the Class A Common Stock will be the closing price per share of the Class A Common Stock on the exchange on the last trading day immediately preceding the exercise date, and the Fair Market Value of the Class B Common Stock will be the average selling price per share of the Class B Common Stock on the exchange during the 10 calendar day period before the date of exercise, determined by calculating the arithmetic mean of the selling prices on all trading days during the 10 day period.

(2) If the Company Stock is not listed for trading on a national securities exchange, the Fair Market Value of the Class A Common Stock and Class B Common Stock will be the market price per share of the Company Stock as determined in good faith by the Board, using the reasonable application of a reasonable valuation method within the meaning of Code Section 409A, based on all available information material to the value of the Company at such time, or if applicable, the value as determined by an independent appraiser selected by the Board.

(3) If the Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value of the Class A Common Stock on that day will be the Fair Market Value as of the immediately preceding day on which the markets were open.

In any event, the Fair Market Value will be determined in accordance with the valuation requirements of the Treasury Regulations to Code Section 409A.

EXHIBIT A – MOOG INC. 2014 LONG TERM INCENTIVE PLAN

(q) “GOOD REASON” means the existence, without a Participant’s consent, of one or more of the following conditions:

(1) a material reduction in the Participant’s annual base salary; or

(2) a material demotion or reduction in the Participant’s responsibilities or authority.

No event or condition described in this Section 2(q) will constitute Good Reason unless (i) the Participant, within 90 days of the initial event or condition giving rise to the claim of Good Reason, gives the Company written notice of the Participant’s objection to the event or condition, and (ii) the event or condition is not corrected by the Company within 30 days after receipt of notice.

(r) “INCENTIVE STOCK OPTION” means an Option that is an “incentive stock option” within the meaning of Code Section 422.

(s) “ISSUE DATE” means the date established by the Committee on which certificates representing shares of Restricted Stock will be issued by the Company under Section 8(e).

(t) “NON-QUALIFIED STOCK OPTION” means an Option that is not an Incentive Stock Option.

(u) “OPTION” means an option to purchase shares of Company Stock granted under Section 7.

(v) “PARTICIPANT” means an employee of the Company or a non-employee director of Moog to whom an Award is granted under the Plan.

(w) “PERFORMANCE-BASED AWARD” means an Award designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is or may be a Covered Employee in the year in which the Company would expect to be able to claim a tax deduction with respect to such an Award, and (ii) the Committee wishes the Award to qualify for the exemption from the limitation on deductibility imposed by Code Section 162(m) that is set forth in Code Section 162(m)(4)(C). Performance-Based Awards are granted to selected Covered Employees under Sections 8 and 9, but are subject to the terms and conditions set forth in Section 11. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

(x) “PERFORMANCE CRITERIA” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Goals for a Participant for a Performance Period. The Performance Criteria may differ as to type of Award and from one Performance Period to another. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation or amortization), economic value-added (as determined by the Committee), total shareholder return, sales or revenue, net income (either before or after taxes), operating earnings or income, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on investment, return on shareholders’ equity, return on assets or net assets, return on capital, debt reduction, shareholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, cost reduction or savings, customer or employee satisfaction, quality, delivery, safety, working capital, earnings or diluted earnings per share, price per share of Company Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee will, within the time prescribed by Code Section 162(m), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for the Performance Period for a Participant.

EXHIBIT A – MOOG INC. 2014 LONG TERM INCENTIVE PLAN

(y) “PERFORMANCE GOALS” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish the Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, segment, or an individual. The Committee, in its discretion, may, within the time prescribed by Code Section 162(m), adjust or modify the calculation of Performance Goals for a Performance Period in order to prevent the dilution or enlargement of the rights of Participants (1) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (2) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company (determined consistent with U.S. Generally Accepted Accounting Principles), or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions. In establishing Performance Goals, the Committee may exclude the effect of restructuring charges, discontinued operations, extraordinary items, cumulative effects of accounting changes, other unusual or nonrecurring items, asset impairment and the effect of foreign currency fluctuations, in each case as those terms are defined under generally accepted accounting principles and provided in each case that such excluded items are objectively determinable by reference to the Company’s financial statements, notes to the Company’s financial statements and/or management’s discussion and analysis in the Company’s financial statements. The Committee may, in its discretion, classify Participants into as many groups as it determines, and, as to any Participant, relate the Participant’s Performance Goals partially or entirely to the measured performance, either absolutely or relatively, of an identified Subsidiary, operating company or division or new venture of the Company.

(z) “PERFORMANCE PERIOD” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

(aa) “QUALIFIED PERFORMANCE-BASED COMPENSATION” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Code Section 162(m)(4)(C).

(bb) “RESTRICTED STOCK” means shares of Company Stock granted under Section 8 that are subject to the restrictions set forth in Section 8(c).

(cc) “RESTRICTED STOCK UNIT” or “RSU” means the right to receive a share of Company Stock that is granted under Section 9.

(dd) “RULE 16B-3” means the rule designated as such under the Exchange Act.

(ee) “SAR” means a stock appreciation right granted under Section 7.

(ff) “STOCK BONUS” means a bonus payable in shares of Company Stock or a payment made in shares of Company Stock under a deferred compensation plan of the Company.

(gg) “SUBSIDIARY” means any corporation or other entity in which, at the time of reference, Moog owns, directly or indirectly, stock or similar interests comprising more than 50% of the combined voting power of all outstanding securities of such entity.

(hh) “VESTING DATE” means the date established by the Committee on which all or a portion of an Award may vest.

EXHIBIT A – MOOG INC. 2014 LONG TERM INCENTIVE PLAN

3.	STOCK SUBJECT TO THE PLAN

(a) SHARES AVAILABLE FOR AWARDS. The total number of shares of Company Stock with respect to which Awards may be granted under the Plan may not exceed 2,000,000 shares. Shares of Class A Common Stock issued by Moog in respect of an Award may be from authorized but unissued Class A Common Stock or authorized and issued Class A Common Stock held in Moog’s treasury or acquired by Moog through repurchases in the open market or in privately negotiated transactions from third parties, any affiliate of Moog, or any of Moog’s affiliated benefit or welfare plans. Shares of Class B Common Stock issued by Moog in respect of an Award may only be from shares of Class B Common Stock that are authorized and issued on the Effective Date and that are acquired by Moog through repurchases in the open market or in privately negotiated transactions from third parties, any affiliate of Moog or any of Moog’s affiliated benefit or welfare plans. The Committee may direct that any stock certificate evidencing shares issued under the Plan must bear a legend setting forth such restrictions on transferability as may apply to the shares.

(b) INDIVIDUAL LIMITATION. The total number of shares of Company Stock subject to Options and SARs that may be awarded to any one employee during any fiscal year of the Company may not exceed 100,000 shares. The total number of shares of Company Stock subject to Performance-Based Awards that may be awarded to any one employee during any fiscal year of the Company may not exceed 100,000 shares. Determinations under the previous two sentences must be made in a manner that is consistent with Code Section 162(m). The preceding provisions of this Section 3(b) will not apply if the Committee determines that Moog is no longer a “publicly held corporation” within the meaning of Treasury Regulation Section 1.162-27(c)(1). The total number of shares of Company Stock subject to Awards granted to any one non-employee director during any fiscal year of the Company may not exceed 10,000 shares.

(c) ADJUSTMENT FOR CHANGE IN CAPITALIZATION. If there is any change in the outstanding shares of Company Stock due to a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or due to any merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the number of shares available for issuance both in the aggregate and with respect to each outstanding Award, the price per share under each outstanding Award, and the limitations set forth in Section 3(b), will be proportionately adjusted by the Committee, whose determination will be final and binding. After any adjustment made under this Section 3(c), the number of shares subject to each outstanding Award will be rounded down to the nearest whole number.

(d) OTHER ADJUSTMENTS. The Committee, in its sole discretion and on such terms and conditions as it deems appropriate, is authorized to make adjustments to the terms of the Awards under certain circumstances, including: the occurrence of any transaction or event described in Section 3(c); any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including a Change in Control or the payment of an extraordinary cash dividend on Company Stock); or any changes in applicable laws, regulations or accounting principles. Under such circumstances and whenever the Committee determines that action is appropriate to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, the Committee is authorized to take any one or more of the following actions:

(1) To provide for either (i) termination of any Award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of the Award or realization of the Participant’s rights, or (ii) replacement of the Award with other rights or property selected by the Committee in its sole discretion. Notwithstanding the previous sentence, if, as of the date of the occurrence of the transaction or event described in this Section 3(d), the Committee determines in good faith that no amount would have been attained upon the exercise of the Award or realization of the Participant’s rights, then the Award may be terminated by the Company without payment or replacement.

(2) To provide that an Award be assumed by the successor or survivor corporation, or by a parent or subsidiary of the corporation, or be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or of a parent or subsidiary of the corporation, with appropriate adjustments as to the number and kind of shares and prices.

EXHIBIT A – MOOG INC. 2014 LONG TERM INCENTIVE PLAN

(3) To make adjustments in any or all of the following: (i) the number and type of shares of Company Stock (or other securities or property) subject to outstanding Awards; (ii) the number and kind of outstanding shares of Restricted Stock; and (iii) the terms and conditions of (including the grant or exercise price), and the criteria included in, any Options, rights and Awards that are either outstanding or that may be granted in the future.

(4) To provide that an Award be exercisable or payable or fully vested with respect to all shares covered by the Award, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement.

(5) To provide that an Award cannot vest, be exercised or become payable after the transaction or event.

Adjustments made under this Section may be made either by amendment of the terms of any outstanding Award, or by action taken prior to the occurrence of, or to facilitate the occurrence of, any applicable transaction or event, and either automatically or upon a Participant’s request. If the Committee deems appropriate, adjustments made under this Section will reflect the requirements of Code Section 409A and the principles of Treasury Regulation Section 1.424-1(a)(5).

(e) RE-USE OF SHARES. To the extent that an Award terminates, expires, is cancelled, forfeited, or lapses for any reason, or if an Award is settled by payment of cash, any shares of Company Stock subject to the Award will again be available for the grant of an Award under the Plan. Shares that are used to pay the exercise price of an Option and shares withheld to satisfy tax withholding obligations will not be available for further grants of Awards under the Plan. To the extent permitted by applicable law or any exchange rule, shares of Company Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by Moog or any Subsidiary will not be counted against shares of Company Stock available for grant under this Plan. Dividend Equivalents payable in cash will not be counted against the shares available for issuance under the Plan. All shares of Company Stock covered by a SAR, to the extent it is exercised and settled in shares of Company Stock, will be considered issued or transferred under the Plan.

(f) NO REPRICING. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares): (i) the terms of outstanding Awards may not be amended without shareholder approval to reduce the exercise price of outstanding Options or SARs, (ii) outstanding Options or SARs may not be cancelled in exchange for cash, other awards, or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs, and (iii) the Company may not repurchase Options or SARs for value (in cash, substitutions, cash buyouts, or otherwise) from a Participant if the current Fair Market Value of the class of Company Stock underlying the Option or SAR is lower than the exercise price per share of the Option or SAR. This paragraph may not be amended, altered or repealed by the Board or the Committee without approval of the shareholders of the Company.

(g) NO RELOADING. No Option or SAR may provide for the automatic grant of replacement or reload Options or SARs upon the Participant exercising the Option or SAR and paying the Exercise Price by tendering shares of Company Stock, net exercise or otherwise. This paragraph may not be amended, altered or repealed by the Board or the Committee without approval of the shareholders of the Company.

4.	ADMINISTRATION OF THE PLAN

The Plan will be administered by the Committee, which will from time to time designate the persons who will be granted Awards and the amount, type and other features of each Award.

EXHIBIT A – MOOG INC. 2014 LONG TERM INCENTIVE PLAN

The Committee will have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Award issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate. The Committee will determine whether an authorized leave of absence or absence due to military or government service will constitute termination of employment. Decisions of the Committee will be final and binding on all parties. Determinations made by the Committee under the Plan need not be uniform but may be made on a Participant-by-Participant basis.

The Committee may, in its absolute discretion, without amendment to the Plan, (a) accelerate the date on which any Option or SAR granted under the Plan becomes exercisable, (b) waive or amend the operation of Plan provisions respecting exercise after termination of service, or otherwise adjust any of the terms of the Option or SAR, and (c) accelerate the Vesting Date or Issue Date, or waive any condition imposed under the Plan with respect to any share of Restricted Stock or RSU, or otherwise adjust any of the terms applicable to an Award.

No member of the Committee will be liable for any action, omission or determination relating to the Plan, and, to the maximum extent allowed by applicable law, the Company will indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by the member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.	ELIGIBILITY

The persons who are eligible to receive Awards under the Plan are those employees of the Company (including employees who are also directors and prospective employees conditioned on their becoming employees) and non-employee directors of Moog as the Committee designates from time to time.

6.	AWARDS UNDER THE PLAN; AWARD AGREEMENTS

The Committee may grant Awards in such amounts and with such terms and conditions as the Committee so determines, subject to the provisions of the Plan and the ratification of the Board.

Each Award granted under the Plan (except an unconditional Stock Bonus) will be evidenced by an Award Agreement that contains such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting an Award, a Participant thereby agrees that the Award is subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

7.	OPTIONS AND STOCK APPRECIATION RIGHTS

(a) IDENTIFICATION OF OPTIONS. Each Option will be clearly identified in the applicable Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. In the absence of such identification, an Option will be deemed to be a Non-Qualified Stock Option.

(b) EXERCISE PRICE.

(1) Each Award Agreement with respect to an Option will set forth the per share amount (the “exercise price”) payable by the holder to the Company upon exercise of the Option. The exercise price per share will be determined by the Committee but will in no event be less than the Fair Market Value of the class of Company Stock subject to the Option on the date the Option is granted.

(2) The exercise price per share of a SAR will be determined by the Committee at the time of grant, but will in no event be less than the Fair Market Value of a share of the class of Company Stock subject to the SAR on the date of grant.

EXHIBIT A – MOOG INC. 2014 LONG TERM INCENTIVE PLAN

(c) TERM AND EXERCISE OF OPTIONS AND SARS.

(1) The applicable Award Agreement will provide the date or dates on which an Option or a SAR becomes exercisable and the expiration date of the Option or SAR. The term of an Option or SAR may not exceed ten years from the date of grant.

(2) An Option or SARs Award may be exercised for all or any portion of the shares as to which it is exercisable, except that an Option must be exercised with respect to at least 100 shares of Company Stock and a SAR Award must be exercised for at least 300 SARs (unless the exercise is for the entire remaining vested portion of the Award). The partial exercise of an Option or SARs Award will not cause the expiration, termination or cancellation of the remaining portion.

(3) Unless the Committee determines otherwise, an Option or SAR must be exercised by delivering written notice signed by the Participant (or notice through another previously approved method, which could include a web-based or e-mail system) to the Company’s principal office, to the attention of its Treasurer (or the Treasurer’s designee) no more than ten business days in advance of the effective date of the proposed exercise. The notice must specify the number of shares of Company Stock with respect to which the Option or SARs Award is being exercised and the effective date of the proposed exercise. If notice is provided in advance, the business day specified as the exercise date in the notice will be deemed the exercise date. If the exercise date is intended to be the same as the notice date, the notice must be received before the official close of the national securities exchange market on which the shares are primarily traded. If notice is received after the official close of the national securities exchange for the date specified as the exercise date, the following business day will be deemed the exercise date.

(4) The exercise of SARs with respect to any number of shares of Company Stock entitles a Participant to receive shares of Company Stock equal in value to: the number of SARs exercised, multiplied by the excess of (i) the Fair Market Value of a share of the class of Company Stock subject to the SAR on the exercise date, over (ii) the exercise price of the SAR. This calculated value will be divided by the Fair Market Value of a share of the class of Company Stock subject to the SAR on the exercise date to determine the number of shares of Company Stock that the Participant will receive on exercise, subject to any withholding of shares in accordance with Section 18. Fractional share amounts will be settled in cash. The shares payable in settlement of an Award of SARs will be issued as soon as practicable following the date on which the SARs are exercised.

(5) Payment for shares of Company Stock purchased upon the exercise of an Option must be made on the effective date of the exercise by one or a combination of the following means: (i) in cash, by personal check, certified check, bank cashier’s check or electronic funds transfer; (ii) subject to the approval of the Committee, by the Participant tendering (either actually or by attestation) owned and unencumbered shares of Company Stock valued at their Fair Market Value on the effective date of the exercise; (iii) by means of a broker assisted cashless exercise procedure complying with applicable law, or (iv) by such other provision as the Committee may from time to time authorize. Any payment in shares of Company Stock (other than by attestation) will be effected by the delivery of the shares to the Treasurer of the Company (or the Treasurer’s designee), duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidence as the Treasurer of the Company (or the Treasurer’s designee) requires.

(6) Certificates for shares of Company Stock purchased upon the exercise of an Option will be issued in the name of the Participant or other person entitled to receive the shares, and delivered (either electronically or physically) to the Participant or other person as soon as practicable following the effective date on which the Option is exercised.

(d) LIMITATIONS ON INCENTIVE STOCK OPTIONS.

(1) Incentive Stock Options may be granted only to employees of Moog or any “subsidiary corporation” of Moog (within the meaning of Code Section 424(f) and applicable regulations).

EXHIBIT A – MOOG INC. 2014 LONG TERM INCENTIVE PLAN

(2) To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of Moog (or any “subsidiary corporation” within the meaning of Code Section 424) exceeds $100,000, or such higher value as may be permitted under Code Section 422, the Options will be treated as Non-Qualified Stock Options. Fair Market Value will be determined as of the date on which each Incentive Stock Option is granted.

(3) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, that individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of Moog (or any “subsidiary corporation” within the meaning of Code Section 424), unless (i) the exercise price of the Incentive Stock Option is at least 110% of the Fair Market Value of a share of Company Stock at the time the Incentive Stock Option is granted and (ii) the Incentive Stock Option is not exercisable after the expiration of five years from the date of grant.

(4) The maximum aggregate number of shares of Stock issuable under the Plan on exercise of Incentive Stock Options may not exceed 500,000 shares.

(e) EFFECT OF TERMINATION OF EMPLOYMENT.

(1) Unless the applicable Award Agreement provides or the Committee determines otherwise, if a Participant’s employment with the Company terminates for any reason other than termination by the Company for Cause, “retirement” (as defined in the Award Agreement), Disability or death, the Participant’s Options and SARs will expire as follows: (i) to the extent they were exercisable at the time of the termination, the Options and SARs will expire at the close of business on the 90th day following the date of termination, and (ii) to the extent they were not exercisable at the time of the termination, the Options and SARs will expire at the close of business on the termination date. Notwithstanding anything in this Section, no Option or SAR will be exercisable after the expiration of its term.

(2) Unless the applicable Award Agreement provides or the Committee determines otherwise, if a Participant’s employment with the Company terminates on account of the Disability or death of the Participant, or, other than in the case of termination by the Company for Cause, at a time when the Participant is eligible for “retirement,” as defined in the Award Agreement, (i) all Options and SARs granted to the Participant, to the extent they have not otherwise expired, will vest and become exercisable, and (ii) all Options and SARs will remain exercisable for a period of 24 months, on which date they will expire. Notwithstanding anything in this Section, no Option or SAR will be exercisable after the expiration of its original term.

(3) If a Participant’s employment is terminated by the Company for Cause, all outstanding Options and SARs granted to the Participant will expire as of the commencement of business on the termination date.

(4) Upon a non-employee director’s cessation of service, the exercisability of Options or SARs will be as set out in the applicable Award Agreement or as the Committee determines.

(f) TRANSFERABILITY. Except as provided in this Section 7(f), during the lifetime of a Participant, each Option and SAR granted to the Participant is exercisable only by the Participant, and no Option or SAR is assignable or transferable other than by will or by the laws of descent and distribution. The Committee may, in its sole discretion and on a case by case basis, in any applicable agreement evidencing an Option (other than to the extent inconsistent with the requirements of Code Section 422 with respect to Incentive Stock Options), permit a Participant to transfer all or some of the Participant’s Options to (1) the Participant’s Immediate Family Members, or (2) a trust or trusts for the exclusive benefit of the Participant’s Immediate Family Members. Following any such transfer, the transferred Options will continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer. “Immediate Family Members” means a Participant’s spouse, children and grandchildren. In no event may an Option or SAR be transferred for consideration. However, Non-Qualified Stock Options and SARs may be transferred to a Participant’s former spouse in accordance with a property settlement that is part of an agreement or court order incident to a divorce.

EXHIBIT A – MOOG INC. 2014 LONG TERM INCENTIVE PLAN

8.	RESTRICTED STOCK

(a) VESTING DATE. On the grant of shares of Restricted Stock, the Committee will establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to the shares. The Committee may divide the shares into classes and assign a different Issue Date and Vesting Date for each class. If the grantee is employed by the Company on an Issue Date (which may be the date of grant), the specified number of shares of Restricted Stock will be issued in accordance with the provisions of Section 8(e). If all conditions to the vesting of a share of Restricted Stock imposed under Section 8(b) are satisfied, and except as provided in Section 8(g), upon the occurrence of the Vesting Date applicable to a share of Restricted Stock, the share will vest and the restrictions of Section 8(c) will cease to apply to the share.

(b) CONDITIONS TO VESTING. On the grant of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of the shares of Restricted Stock as it, in its absolute discretion, deems appropriate. For example, the Committee may require, as a condition to the vesting of any class or classes of shares of Restricted Stock, that the Participant or the Company achieves such performance goals as the Committee may specify under Section 11. Any shares of Restricted Stock that vest solely on the basis of the passage of time (e.g., not on the basis of any performance standards) may not vest more quickly than ratably over the three-year period beginning on the first anniversary of the date of grant, except that the shares of Restricted Stock may vest sooner under any of the following circumstances, as more specifically set forth in the applicable Award Agreement: (1) the Participant’s death; (2) the Participant’s Disability; (3) the Participant’s termination of employment with the Company due to workforce reduction, job elimination or divestiture, as determined by the Committee; (4) a Change in Control consistent with the provisions of Section 12; or (5) in connection with establishing the terms and conditions of employment of an individual necessary for the recruitment of the individual or as the result of a business combination or acquisition by the Company.

(c) RESTRICTIONS ON TRANSFER PRIOR TO VESTING. Prior to the vesting of a share of Restricted Stock, no transfer of the share or a Participant’s rights with respect to the share, whether voluntary or involuntary, by operation of law or otherwise, is permitted. Immediately upon any attempt by the Participant to transfer such share or rights, the share, and all of the rights related to it, will be forfeited by the Participant.

(d) DIVIDENDS ON RESTRICTED STOCK. The Committee in its discretion may require that any dividends paid on a share of Restricted Stock be withheld by the Company until and unless the share becomes vested, at which time any withheld dividends will be paid to the applicable Participant.

(e) ISSUANCE OF CERTIFICATES; EVIDENCE OF AWARD. An Award of Restricted Stock may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration, electronic records, or issuance of a stock certificate or certificates. If a stock certificate is issued in respect of shares of Restricted Stock, the certificate will be registered in the name of the Participant and bear an appropriate legend referring to the terms, conditions, and restrictions applicable to the shares of Common Stock. The legend may not be removed until the shares vest in accordance with the terms of this Plan. Any certificate issued under this Section 8(e), will be held by the Company in such manner as the Company may determine unless the Committee determines otherwise.

(f) CONSEQUENCES OF VESTING. Upon the vesting of a share of Restricted Stock in accordance with the terms of the Plan and the applicable Award Agreement, the restrictions of Section 8(c) will cease to apply to the share. If a certificate with respect to the share was issued under Section 8(e), the Company will cause the delivery to the Participant of a certificate evidencing the share, free of the legend set forth in Section 8(e). However, the share may still be subject to restrictions on transfer as a result of applicable securities laws or pursuant to Section 15.

(g) EFFECT OF TERMINATION OF EMPLOYMENT. Unless the applicable Award Agreement provides or the Committee determines otherwise, if a Participant’s employment with the Company is terminated for any reason other than by the Company for Cause, Disability or death, all shares of Restricted Stock granted to the Participant that have not vested as of the date of the termination will immediately be forfeited and returned to the Company. The Company will not pay to the Participant any dividends previously paid on the shares and withheld by the Company in accordance with Section 8(d).

EXHIBIT A – MOOG INC. 2014 LONG TERM INCENTIVE PLAN

(1) Unless the applicable Award Agreement provides or the Committee determines otherwise, if a Participant’s employment with the Company terminates on account of the Disability or death of the Participant, all shares of Restricted Stock granted to the Participant that have not vested prior to the date of the termination will immediately vest.

(2) If a Participant’s employment is terminated for Cause, all shares of Restricted Stock granted to the Participant that have not vested prior to the date of the termination will immediately be forfeited and returned to the Company, together with any dividends credited on the shares by termination of any escrow arrangement under which the dividends are held or otherwise.

9.	RESTRICTED STOCK UNITS

(a) VESTING DATE. On the grant of RSUs, the Committee will establish a Vesting Date or Vesting Dates with respect to the RSUs. The Committee may divide the RSUs into classes and assign a different Vesting Date for each class. If all conditions to the vesting of an RSU imposed under Section 9(d) are satisfied, subject to Section 12, the RSU will vest on the Vesting Date and shares of Stock will be delivered in accordance with Section 9(c).

(b) DIVIDEND EQUIVALENTS. Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends paid on the shares of Company Stock that are subject to any Award of RSUs, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award vests or expires, as determined by the Committee. The Dividend Equivalents will be converted to cash or additional RSUs by such formula and at such time and subject to such limitations as may be determined by the Committee and in accordance with Code Section 409A.

(c) BENEFIT UPON VESTING. Upon the vesting of an RSU, a Participant will be entitled to receive one share of the class of Company Stock subject to the RSU for each RSU not previously forfeited or terminated. Delivery of the share of Company Stock will occur on the date or dates specified in the applicable Award Agreement, and a Participant will have only the rights of a general unsecured creditor of the Company with respect to each RSU until delivery of the share is made as specified in the Award Agreement. Shares of Company Stock issued under this Section 9 may be subject to restrictions on transfer as a result of applicable securities laws or in accordance with Section 15.

(d) CONDITIONS TO VESTING. On the grant of RSUs, the Committee will impose such restrictions or conditions to the vesting of the RSUs as it, in its absolute discretion, deems appropriate. For example, the Committee may require, as a condition to the vesting of any RSUs, that the Participant or the Company achieves such performance goals as the Committee may specify under Section 11. Any RSUs that vest solely on the basis of the passage of time (e.g., not on the basis of any performance standards) may not vest more quickly than ratably over the three-year period beginning on the first anniversary of the date of grant, except that RSUs may vest sooner under any of the following circumstances, as more specifically set forth in the applicable Award Agreement: (1) the Participant’s death; (2) the Participant’s Disability; (3) the Participant’s “retirement” as defined in the Award Agreement; (4) a Participant’s termination of employment with the Company due to workforce reduction, job elimination or divestiture, as determined by the Committee; (5) a Change in Control consistent with the provisions of Section 12; or (6) in connection with establishing the terms and conditions of employment of an individual necessary for the recruitment of the individual or as the result of a business combination or acquisition by the Company.

(e) EFFECT OF TERMINATION OF EMPLOYMENT.

(1) Unless the applicable Award Agreement or the Committee determines otherwise, if the Participant’s employment with the Company terminates for any reason other than termination by the Company for Cause, “retirement” (as defined in the Award Agreement), Disability or death, all RSUs that have not vested, together with any Dividend Equivalents credited on the RSUs, will be forfeited.

EXHIBIT A – MOOG INC. 2014 LONG TERM INCENTIVE PLAN

(2) Unless the applicable Award Agreement provides or the Committee determines otherwise, if a Participant’s employment with the Company terminates on account of the Disability or death of the Participant, or, other than in the case of a termination by the Company for Cause, at a time when the Participant is eligible for “retirement,” as defined in the Award Agreement, all RSUs granted to the Participant that have not vested prior to the date of the termination will immediately vest.

(3) If a Participant’s employment is terminated by the Company for Cause, all RSUs granted to the Participant that have not vested as of the date of the termination will immediately be forfeited, together with any Dividend Equivalents credited on the RSUs.

10.	STOCK BONUSES

If the Committee grants a Stock Bonus, a certificate for the shares of Company Stock comprising the Stock Bonus will be issued in the name of the Participant to whom the grant was made and delivered to the Participant as soon as practicable after the date on which the Stock Bonus is payable.

11.	PERFORMANCE-BASED AWARDS

(a) PURPOSE. The purpose of this Section 11 is to provide the Committee the ability to qualify Awards that are granted under Sections 8 and 9 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Section 11 will control over any contrary provision contained in Sections 8 and 9. In addition, the Committee may in its discretion grant Awards to Covered Employees and to other Participants that are based on performance criteria or performance goals that do not satisfy the requirements of this Section 11 and that may be other than Performance Criteria or Performance Goals.

(b) APPLICABILITY. This Section 11 will apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period will not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for one particular Performance Period will not require designation of the Covered Employee as a Participant in any subsequent Performance Period, and designation of one Covered Employee as a Participant will not require designation of any other Covered Employee as a Participant in that Performance Period or in any other Performance Period.

(c) PROCEDURES WITH RESPECT TO PERFORMANCE-BASED AWARDS. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Code Section 162(m)(4)(C), with respect to any Award granted under Sections 8 and 9 that may be granted to one or more Covered Employees, the Committee will take the following actions in writing no later than 90 days following the commencement of any fiscal year in question, or any other designated Performance Period (or such other time as may be required or permitted by Code Section 162(m)):

(1) designate one or more Covered Employees to receive Performance Based Awards;

(2) establish the Performance Criteria, Performance Period, and Performance Goal or Goals, applicable to the Performance Based Award;

(3) establish the amount of the Performance Based Award that may be earned for the Performance Period at various levels of achievement of the Performance Goal or Goals.

Following the completion of the Performance Period, the Committee will certify in writing whether, and to what extent, the applicable Performance Goals have been achieved for the Performance Period. In determining the amount earned by a Covered Employee in respect of a Performance-Based Award, the Committee will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

EXHIBIT A – MOOG INC. 2014 LONG TERM INCENTIVE PLAN

(d) PAYMENT OF PERFORMANCE-BASED AWARDS. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the day a Performance-Based Award is to be paid to the Participant. Furthermore, a Participant will be eligible to receive payment with respect to a Performance-Based Award for a Performance Period only if, and to the extent, the applicable Performance Goals are achieved.

(e) ADDITIONAL LIMITATIONS. Notwithstanding any other provision of the Plan, any Award that is granted to a Covered Employee and that is intended to constitute Qualified Performance-Based Compensation will be subject to any additional limitations set forth in Code Section 162(m), as amended, or any regulations or rulings issued under Code Section 162(m) that are requirements for qualification as qualified performance-based compensation as described in Code Section 162(m)(4)(C), and the Plan and the Performance-Based Award will be deemed amended to the extent necessary to conform to such requirements.

12.	EFFECT OF CHANGE IN CONTROL

(a) OPTIONS AND SARS. Unless the Award Agreement provides or the Committee determines otherwise, upon the occurrence of a Change in Control, each Option and SAR outstanding will become fully vested and immediately exercisable. Unless the Award Agreement provides or the Committee determines otherwise, if a Participant is terminated within 12 months following a Change in Control, and if the termination is not (1) due to the Participant’s death or Disability, (2) a termination by the Company for Cause, or (3) a voluntary termination by the Participant absent Good Reason, each Option and SAR outstanding at the Participant’s termination will remain exercisable for a period of 24 months, at which time each will expire. Notwithstanding the foregoing, no Option or SAR will be exercisable after the expiration of its original term. In addition, the Committee may in its discretion, contingent on the Change in Control, cancel any outstanding Options and SARs and pay to the holders of the Options and SARs, in cash or stock, or any combination of cash and stock, the value of the Options and SARs. The value of the Options and SARs will be based upon the price per share of the class of Company Stock to be received by other shareholders of the Company in the Change in Control, less the exercise price of each Option or SAR.

(b) RESTRICTED STOCK. Unless the Award Agreement provides or the Committee determines otherwise, upon the occurrence of a Change in Control, all outstanding shares of Restricted Stock that have not previously vested will immediately vest.

(c) RSUS. Unless the Award Agreement provides or the Committee determines otherwise, upon the occurrence of a Change in Control, all outstanding RSUs that have not previously vested will immediately vest. If the Change in Control constitutes a “change in control event” within the meaning of Code Section 409A, or, in the case of a liquidation or dissolution of the Corporation, such liquidation or dissolution complies with the procedures set forth in Treasury Regulation Section 1.409A-3(j)(4)(ix)(A), then any outstanding RSUs will be cancelled on the Change in Control and the holders of the RSUs will be paid the value of the RSUs based upon the price per share of the class of Company Stock to be received by other shareholders of the Company in the Change in Control. Payment may be made in cash or stock, or any combination of cash and stock, in the discretion of the Committee.

13.	RIGHTS AS A SHAREHOLDER

No person will have any rights as a shareholder with respect to any shares of Company Stock covered by or relating to any Award until the date of issuance of a stock certificate or other evidence of ownership with respect to the shares.

Except as otherwise expressly provided in Section 3(d), no adjustment to any Award will be made for dividends or other rights for which the record date occurs prior to the date the stock certificate or other evidence of ownership is issued.

EXHIBIT A – MOOG INC. 2014 LONG TERM INCENTIVE PLAN

14.	DEFERRAL OF AWARDS

The Committee may permit or require the deferral of payment or settlement of any RSU or Stock Bonus, subject to such rules and procedures as it may establish, provided the deferral is made in a manner intended to comply with the requirements of Code Section 409A. Payment or settlement of Options or SARs may not be deferred unless the deferral would not cause the provisions of Code Section 409A to be violated.

15.	RESTRICTION ON TRANSFER OF SHARES

The Committee may impose, either in the Award Agreement or at the time shares of Company Stock are issued in settlement of an Award, restrictions on the ability of the Participant to sell or transfer the shares of Company Stock.

16.	NO SPECIAL EMPLOYMENT RIGHTS; NO RIGHT TO AWARD

Nothing contained in the Plan or any Award Agreement confers upon any Participant any right with respect to the continuation of employment by the Company or interferes in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate the Participant’s employment or to increase or decrease the Participant’s compensation.

No person has any claim or right to receive an Award under this Plan. The Committee’s granting of an Award to a Participant at any time neither requires the Committee to grant any other Award to the Participant or to any other person at any time, nor precludes the Committee from making subsequent grants to the Participant or to any other person.

17.	SECURITIES MATTERS

(a) The Company is under no obligation to effect the registration under the Securities Act of 1933 of any interests in the Plan or any shares of Company Stock to be issued under the Plan, or to effect similar compliance under any state laws. Notwithstanding anything in the Plan to the contrary, the Company is not obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock under the Plan unless and until the Company is advised by its counsel that the issuance and delivery of the certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of the securities exchange or automated quotation system on which shares of Company Stock are listed. Certificates evidencing shares of Company Stock issued under the Plan may bear such legends as the Committee or the Company, in its sole discretion, deems necessary or desirable to ensure compliance with applicable securities laws.

(b) The transfer of any shares of Company Stock under the Plan will be effective only at such time as counsel to the Company has determined that the issuance and delivery of the shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of the securities exchange or automated quotation system on which shares of Company Stock are listed. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company stock under the Plan in order to allow the issuance of the shares to be made in accordance with registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company will inform the Participant in writing of the Committee’s decision to defer the effectiveness of a transfer. During the period of such a deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw the exercise and obtain the refund of any amount paid with respect to that exercise.

(c) It is intended that the Plan be applied and administered in compliance with Rule 16b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, that provision will have no effect as written and will be given effect so as to comply with Rule 16b-3, as determined by the Committee. The Committee is authorized to amend the Plan and to make any modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other amendments or modifications deemed necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

EXHIBIT A – MOOG INC. 2014 LONG TERM INCENTIVE PLAN

18.	WITHHOLDING TAXES

Whenever shares of Company Stock are to be delivered with respect to an Award, the Company will have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related to the Award. With the approval of the Committee, which it has sole discretion to grant and which approval may be evidenced by the presence in the Award Agreement of an appropriate reference to such right, a Participant may satisfy the remittance requirement by electing to have the Company withhold from delivery shares of Company Stock having a value equal to the minimum amount of tax required to be withheld. The shares will be valued at their fair market value on the date as of which the amount of tax to be withheld is determined. Fractional share amounts will be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered under an Award. Any tax withholding above the minimum amount of tax required to be withheld must be paid in cash by the Participant.

Whenever cash is to be paid with respect to an Award, the Company will have the right to deduct from the payment an amount sufficient to satisfy any federal, state and local withholding tax requirements related to the award.

19.	NOTIFICATION OF ELECTION UNDER CODE SECTION 83(b)

If, in connection with the acquisition of shares of Company Stock under the Plan, any Participant makes the election permitted under Code Section 83(b) (i.e., an election to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) and permitted under the terms of the Award Agreement, that Participant must notify the Company of the election within ten days of filing notice of the election with the Internal Revenue Service and comply with any other filing and notification requirements imposed under Code Section 83(b).

20.	NOTIFICATION UPON DISQUALIFYING DISPOSITION UNDER CODE SECTION 421(b)

Each Award Agreement with respect to an Incentive Stock Option must require the Participant to notify the Company of any disposition of shares of Company Stock issued on the exercise of the Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions) within ten days of the disposition.

21.	AMENDMENT OR TERMINATION OF THE PLAN

Shareholder approval of any amendment to the Plan is required if and to the extent the Board determines in its judgment that approval is appropriate (a) for purposes of ensuring that Awards intended to be Performance-Based Awards qualify under Code Section 162(m)(4)(C), (b) for purposes of ensuring that Awards intended to be ISOs qualify under Code Section 422, or (c) as otherwise required under any applicable rule or listing standard of any stock exchange, automated quotation system or similar organization, or the New York Business Corporation Law. Except as otherwise provided in the Plan, the Board may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever. Nothing in this Section restricts the Committee’s ability to exercise its discretionary authority under Section 4, which discretion may be exercised without amendment to the Plan. No action under this Section may, without the consent of a Participant, reduce the Participant’s rights under any outstanding Award.

22.	NO OBLIGATION TO EXERCISE

The grant to a Participant of an Option or SAR imposes no obligation upon the Participant to exercise the Option or SAR.

EXHIBIT A – MOOG INC. 2014 LONG TERM INCENTIVE PLAN

23.	TRANSFERS UPON DEATH; NONASSIGNABILITY

Upon the death of a Participant, outstanding Awards granted to the Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who has acquired the right to exercise the Award by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution will be effective to bind the Company unless the Company has been furnished with (a) written notice of the transfer and a copy of the Will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer, and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

Except as otherwise provided, no Award or interest in it may be transferred, assigned, pledged or hypothecated by the Participant, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

24.	SECTION 409A COMPLIANCE AND LIABILITY LIMITATION

All Awards granted under this Plan are intended to comply with or to be exempt from Code Section 409A and will be construed accordingly. However, the Company will not be liable to any Participant or beneficiary with respect to any adverse tax consequences arising under Section 409A or other provision of the Code. All terms of this Plan that are undefined or ambiguous must be interpreted in a manner that is consistent with Code Section 409A if necessary to comply with Code Section 409A. A Participant’s right to receive any installment payments under this Agreement will be treated as a right to receive a series of separate payments for purposes of Code Section 409A.

25.	SIX-MONTH DELAY FOR SPECIFIED EMPLOYEES

To the extent that (a) a Participant is determined to be a “specified employee” within the meaning of Code Section 409A, (b) any amounts payable under this Plan represent amounts that are subject to Code Section 409A, and (c) such amounts are payable solely on the Participant’s “separation from service” within the meaning of Code Section 409A, then such amounts will not be payable to the Participant before the date that is six months after the Participant’s separation from service (or, if earlier, the date of the Participant’s death), to the extent necessary to avoid the imposition of tax penalties on the Participant under Code Section 409A. Payments subject to the preceding sentence to which the Participant would otherwise be entitled during the first six months following the Participant’s separation date will be accumulated and paid, along with any interest, on the first business day that is six months after the separation date. During the period of payment suspension, all amounts accumulated will earn interest. Interest will be calculated using the average of the monthly borrowing rate under the Company’s principal U.S. credit facilities or its equivalent for the six months prior to termination of employment. Interest due the Participant will be determined by multiplying each delayed payment by the interest rate as determined, with the product then multiplied by a fraction, the numerator of which is the number of months each payment was delayed and the denominator of which is 12.

26.	CLAWBACK.

Notwithstanding any other provisions in this Plan, any Award that is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

27.	ELECTRONIC DELIVERY.

Any reference in the Plan to a written document, agreement or certificate includes any document, agreement or certificate delivered electronically or posted on the Company’s intranet.

EXHIBIT A – MOOG INC. 2014 LONG TERM INCENTIVE PLAN

28.	EXPENSES AND RECEIPTS

The expenses of the Plan will be paid by the Company. Any proceeds received by the Company in connection with any Award will be used for general corporate purposes.

29.	FAILURE TO COMPLY

In addition to the remedies of the Company elsewhere provided for in this Plan, failure by a Participant (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Award Agreement, unless the failure is remedied by the Participant (or beneficiary) within ten days after notice of the failure by the Committee, will be grounds for the cancellation and forfeiture of the Award, in whole or in part, as the Committee, in its sole discretion, may determine.

30.	EFFECTIVE DATE AND TERM OF PLAN

The Plan is effective as of the Effective Date. Unless earlier terminated by the Board of Directors, the right to grant Awards under the Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding at Plan termination will remain in effect according to their terms and the provisions of the Plan.

31.	APPLICABLE LAW

Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of New York, without reference to the principles of conflicts of laws thereunder.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.proxypush.com/moga Use the Internet to vote your proxy until 6:00 p.m. (ET) on January 6, 2015.

PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 6:00 p.m. (ET) on January 6, 2015.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1.	Election of directors: Class A Directors — Term Expiring 2018	01 Brian J. Lipke	☐	Vote FOR nominees	☐	WITHHOLD AUTHORITY to vote for nominees listed to the left
	Election of directors: Class A Directors — Term Expiring 2016	02 R. Bradley Lawrence

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Vote on the adoption of the Moog Inc. 2014 Long Term Incentive Plan	☐ For	☐ Against	☐ Abstain

3.

Vote on a non-binding proposal and resolution regarding the compensation of our Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures in our proxy statement.

		☐ For	☐ Against	☐ Abstain

4.	Ratification of Ernst & Young LLP as auditors for the 2015 fiscal year	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ANNUAL MEETING OF SHAREHOLDERS

January 7, 2015

9:15 am

Albright-Knox Art Gallery

1285 Elmwood Avenue

Buffalo, New York 14222

Moog Inc.
c/o Wells Fargo Bank, N.A.
Shareowner Services
P.O. Box 64873
St. Paul, MN 55164-0873	CLASS A SHARES PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on January 7, 2015.

The Class A shares of stock you hold in your account will be voted as you specify on the reverse side.

If the proxy is signed and no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint Richard A. Aubrecht, John R. Scannell, and Robert J. Olivieri, and each of them proxies with full power of substitution, to vote your Class A shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Please mark, sign, date, and return the proxy card promptly using the enclosed envelope, unless you have voted using the Internet or Telephone options.

See reverse for voting instructions.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
INTERNET – www.proxypush.com/moga
Use the Internet to vote your proxy until 6:00 p.m. (ET) on January 4, 2015.

PHONE – 1-866-883-3382
Use a touch-tone telephone to vote your proxy until 6:00 p.m. (ET) on January 4, 2015.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1.	Election of directors: Class A Director — Term Expiring 2018	01 Brian J. Lipke	☐	Vote FOR nominees	☐	WITHHOLD AUTHORITY to vote for nominees listed to the left

	Election of directors: Class A Director — Term Expiring 2016	02 R. Bradley Lawrence

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Vote on the adoption of the Moog Inc. 2014 Long Term Incentive Plan	☐ For	☐ Against	☐ Abstain

3.	Vote on a non-binding proposal and resolution regarding the compensation of our Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures in our proxy statement.	☐ For	☐ Against	☐ Abstain

4.	Ratification of Ernst & Young LLP as auditors for the 2015 fiscal year	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ANNUAL MEETING OF SHAREHOLDERS

January 7, 2015

9:15 am

Albright-Knox Art Gallery

1285 Elmwood Avenue

Buffalo, New York 14222

Moog Inc.
c/o Wells Fargo Bank, N.A.
Shareowner Services
P.O. Box 64873
St. Paul, MN 55164-0873	CLASS A SHARES PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on January 7, 2015.

The Class A shares of stock you hold in your account will be voted as you specify on the reverse side.

If the proxy is signed and no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3 and 4.

Class A shares credited to the undersigned in the Moog Inc. Retirement Savings Plan (RSP) will be voted by the Trustee, JP Morgan Chase Bank, NA, in accordance with the voting instructions indicated on the reverse. If no voting instructions are received, the Trustee will vote these shares as directed by the Investment Committee of the RSP.

Please mark, sign, date, and return the proxy card promptly using the enclosed envelope, unless you have voted using the Internet or Telephone options.

See reverse for voting instructions.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.proxypush.com/moga Use the Internet to vote your proxy until 6:00 p.m. (ET) on January 6, 2015.

PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 6:00 p.m. (ET) on January 6, 2015.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1.	Election of directors: Class B Directors — Term Expiring 2018 Election of directors:	01 Richard A. Aubrecht 02 Donald R. Fishback 03 William G. Gisel, Jr. 04 Peter J. Gundermann	☐	Vote FOR nominees	☐	WITHHOLD AUTHORITY to vote for nominees listed to the left
Class B Directors — Term Expiring 2016

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Vote on the adoption of the Moog Inc. 2014 Long Term Incentive Plan	☐ For	☐ Against	☐ Abstain

3.	Vote on a non-binding proposal and resolution regarding the compensation of our Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures in our proxy statement.	☐ For	☐ Against	☐ Abstain

4.	Ratification of Ernst & Young LLP as auditors for the 2015 fiscal year	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ANNUAL MEETING OF SHAREHOLDERS

January 7, 2015

9:15 am

Albright-Knox Art Gallery

1285 Elmwood Avenue

Buffalo, New York 14222

Moog Inc. c/o Wells Fargo Bank, N.A. Shareowner Services P.O. Box 64873 St. Paul, MN 55164-0873	CLASS B SHARES PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on January 7, 2015.

The Class B shares of stock you hold in your account will be voted as you specify on the reverse side.

If the proxy is signed and no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint Richard A. Aubrecht, John R. Scannell, and Robert J. Olivieri, and each of them proxies with full power of substitution, to vote your Class B shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Please mark, sign, date, and return the proxy card promptly using the enclosed envelope, unless you have voted using the Internet or Telephone options.

See reverse for voting instructions.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.proxypush.com/moga Use the Internet to vote your proxy until 6:00 p.m. (ET) on January 4, 2015.

PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 6:00 p.m. (ET) on January 4, 2015.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1.	Election of directors: Class B Directors — Term Expiring 2018 Election of directors:	01 Richard A. Aubrecht 02 Donald R. Fishback 03 William G. Gisel, Jr. 04 Peter J. Gundermann	☐	Vote FOR nominees	☐	WITHHOLD AUTHORITY to vote for nominees listed to the left

Class B Directors — Term Expiring 2016

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Vote on the adoption of the Moog Inc. 2014 Long Term Incentive Plan	☐ For	☐ Against	☐ Abstain

3.	Vote on a non-binding proposal and resolution regarding the compensation of our Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures in our proxy statement.
		☐ For	☐ Against	☐ Abstain

4.	Ratification of Ernst & Young LLP as auditors for the 2015 fiscal year	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ANNUAL MEETING OF SHAREHOLDERS

January 7, 2015

9:15 am

Albright-Knox Art Gallery

1285 Elmwood Avenue

Buffalo, New York 14222

Moog Inc. c/o Wells Fargo Bank, N.A. Shareowner Services P.O. Box 64873 St. Paul, MN 55164-0873	CLASS B SHARES PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on January 7, 2015.

The Class B shares of stock you hold in your account will be voted as you specify on the reverse side.

If the proxy is signed and no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3 and 4.

Class B shares credited to the undersigned in the Moog Inc. Retirement Savings Plan (RSP) will be voted by the Trustee, JP Morgan Chase Bank, NA, in accordance with the voting instructions indicated on the reverse. If no voting instructions are received, the Trustee will vote these shares as directed by the Investment Committee of the RSP.

Please mark, sign, date, and return the proxy card promptly using the enclosed envelope, unless you have voted using the Internet or Telephone options.

See reverse for voting instructions.